Exhibit 10.1
Execution Version
[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
PURCHASE AND CONTRIBUTION AGREEMENT
Dated as of April 12, 2011
WASHINGTON SQUARE FINANCIAL, LLC
as the Seller
and
CONTINGENT SETTLEMENTS I, LLC
as the Purchaser

i

EXHIBITS AND SCHEDULES

Exhibit A	—	Form of Transfer Report
Exhibit B	—	Form of Settlement Purchase Agreement

Schedule I	—	Addresses and Locations of Books and Records of the Seller
Schedule II	—	ERISA Matters
Schedule III	—	Lockbox Banks; Lockbox Accounts; Lockbox Numbers
Schedule IV		Definition of Eligible Receivable

ii

PURCHASE AND CONTRIBUTION AGREEMENT
Dated as of April 12, 2011
          This PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of April 12, 2011, is made by and between WASHINGTON SQUARE FINANCIAL, LLC, a Georgia limited liability company (the “Seller”), and CONTINGENT SETTLEMENTS I, LLC, a Georgia limited liability company (the “Purchaser”).
RECITALS:
          WHEREAS, the Seller has purchased and owns, and from time to time hereafter may purchase and own, “Receivables” (or portions thereof) from various “Claimants” pursuant to various “Settlement Purchase Agreements”;
          WHEREAS, the Seller may from time to time desire to sell, transfer or otherwise convey to the Purchaser, and the Purchaser may from time to time desire to purchase or otherwise acquire or accept from the Seller, all of the Seller’s right, title and interest in certain such Receivables, together with the Related Assets related thereto, whether now owned or hereafter acquired by the Seller (the “Transferred Assets”), in each case, on the terms and conditions provided herein; and
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
DEFINITIONS
               SECTION 1.01. Certain Definitions. For all purposes of this Agreement, as used in this Agreement (including in the recitals hereto), the following terms shall have the following meanings:
          “Adjusted Holdback Amount” means, as of any date of determination with respect to any Purchased Receivable constituting a Holdback Receivable, an amount equal to (a) the Non-Adjusted Holdback Amount in respect of such Receivable minus (b) the sum of each Initial Scheduled Payment that has not been remitted to the Lockbox Account or the Payment Account within three (3) Business Days after the due date thereof but only to the extent not otherwise taken into account under clause (c) of the definition of Non-Adjusted Holdback Amount.
          “Adverse Claim” means a Lien or other right or claim of any Person other than Permitted Liens, and, with respect to the Receivables and Related Assets, any Lien or other right or claim in favor of the Purchaser pursuant to the Transaction Documents.
          “Affiliate” shall mean, with reference to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
purposes of this definition, “control” when used with reference to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Aggregate Discounted Receivables Balance” means, for purposes of this Agreement with respect to any designated group of Receivables, at any time, the sum at such time of the respective Discounted Receivables Balances of such Receivables.
          “Agreed Underwriting Procedures” means the procedures which the Approved Medical Underwriter typically uses in its business in preparing medical underwriting reports with respect to life contingent structured settlements.
          “Applicable Records” means copies of the items listed in clauses (i) (Settlement Purchase Agreement), (ii) (Settlement Agreement or benefits letter), (iii) (powers of attorney), (vii) (Transfer Order), (x) (acknowledgement) (if obtained), (xi) (stipulation) (if obtained), (xii) (Medical Underwriting Report and HIPAA release) and (xiii) (Medical Questionnaire) of the definition of Records.
          “Approved Medical Underwriter” means [*].
          “Backup Servicing Fee Rate” means [*]%.
          “Breach” shall have the meaning assigned thereto in Section 5.01(m).
          “Business Day” shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.
          “Cash Purchase Price” means, with respect to any Receivable, the Discounted Receivables Balance of such Receivable, calculated as of the proposed Purchase Date minus the Non-Adjusted Holdback Amount (if any) in respect thereof.
          “Claimant” shall mean any Person(s) which is entitled to receive payments under a Settlement Agreement. In the event that a Settlement Agreement provides payments to more than one Person, “Claimant” shall refer to all such Persons.
          “Closing Date” shall mean the date of this Agreement.
          “Collections” shall mean with respect to any Receivables and Related Assets, all cash or other payments thereon and other cash proceeds thereof, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, including, without limitation, in each case with respect to any Receivables and Related Assets, any interest earned on such amounts while on deposit in any collection account; provided, however, that (i) Collections shall not include Split Payments and (ii) Collections shall not include any amounts related to Scheduled Payments due prior to the applicable Cut-Off Date for any Receivable.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
          “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
          “Credit Policy Manual” shall mean the credit and collection policies and practices of the Seller in effect on the date hereof relating to Receivables and Related Assets, as modified from time to time to the extent such change would not result in a breach of covenant by the Seller pursuant to Section 5.02(c).
          “Cut-Off Date” means, with respect to any Receivable described in any Transfer Report, the Purchase Date with respect to the Purchase of such Receivable.
          “Delinquent Receivable” shall mean a Receivable with respect to which: (a) any Scheduled Payment (or any portion thereof) due thereunder is more than 30 days past due; or (b) any Scheduled Payment (or any portion thereof) has been diverted by the Claimant or any other Person and such diverted payment has not been returned to the Issuer within 15 days after such diversion.
          “Discount Factor” means at any time with respect to [*]and [*].
          “Discount Rate” shall mean a per annum rate equal to the sum of (a) [*]%, (b) the Master Servicing Fee Rate, (c) the Trustee Fee Rate and (d) the Backup Servicing Fee Rate.
          “Discounted Receivables Balance” means at any time with respect to any Receivable, the sum of the products obtained by multiplying (i) each remaining Eligible Life Contingent Payment payable under such Receivable (net of the Split Payment obligations associated therewith), (ii) the Survival Probability relating to such Eligible Life Contingent Payment and (iii) the Discount Factor relating to such Eligible Life Contingent Payment.
          “Eligible Annuity Provider” means a Settlement Annuity Provider whose financial strength is rated by S&P and/or by Moody’s and does not have a long term credit rating below [*] by S&P or below [*] by Moody’s.
          “Eligible Life Contingent Payments” means, on the date of Purchase for any Eligible Receivable, the Life Contingent Periodic Payments scheduled to occur within [*] years of the applicable Purchase Date that the related Obligor (and the applicable Settlement Annuity Provider engaged by such Obligor) is obligated to pay only if a Claimant is alive on the date a Scheduled Payment is due.
          “Eligible Receivable” means, with respect to this Agreement, a Receivable which, as of the date of its sale or conveyance to the Purchaser by the Seller hereunder, would constitute an “Eligible Receivable” under Schedule IV, or would constitute an “Eligible Receivable” under Schedule IV taking into account any conditions waived by the Controlling Noteholder in writing.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

          “ERISA Affiliate” shall mean with respect to any Person, at any time, such trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or any of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.
          “Event of Default” has the meaning assigned thereto in the Trust Agreement.
          “GAAP” means U.S. generally accepted accounting principles.
          “Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person or its property.
          “Highly Mortality Sensitive Receivable” means a Receivable for which its Mortality Stressed Receivables Balance is less than its respective Discounted Receivables Balance.
          “Holdback Cut-off Date” has the meaning specified in Section 2.02(c) hereof.
          “Holdback Funds” means, as of any date of determination and with respect to any Receivable, the portion (if any) of the purchase price payable by the Seller to the related Claimant under the related Settlement Purchase Agreement held back by the Seller pursuant to the terms of such Settlement Purchase Agreement solely to address any possible administrative delays in the change of ownership of such Receivable and in an amount not to exceed the sum of the first three Scheduled Payments sold by such Claimant to the Seller, and that remains unsatisfied as of such date.
          “Holdback Receivable” means any Receivable in respect of which the Seller has held back Holdback Funds from the purchase price payable by the Seller to the related Claimant.
          “Initial Scheduled Payment” means, for each Holdback Receivable in respect of which there remain outstanding Holdback Funds, each Scheduled Payment in respect of which Holdback Funds were held back by the Seller pursuant to the related Settlement Purchase Agreement.
          “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
          “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing but not including any statutory liens with respect to payments not yet due and payable.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
          “Life Contingent Periodic Payments” shall mean the Scheduled Payments that the Obligor and the applicable Settlement Annuity Provider that issued a Settlement Annuity Contract to fund such payment obligations related to such Receivable is obligated to pay only if a Claimant (i.e., the reference life) is alive on the date a Scheduled Payment is due, but not otherwise.
          “Life Contingent Structured Settlement” means a Structured Settlement providing for Life Contingent Periodic Payments, but which Structured Settlement may also include Term Certain Periodic Payments.
          “Lockbox Account” shall have the meaning assigned thereto in the Trust Agreement.
          “Lockbox Bank” shall have the meaning assigned thereto in the Trust Agreement.
          “Master Servicer” means Portfolio Financial Servicing Company or any successor thereto as Servicer under the Servicing Agreement.
          “Material Adverse Effect” shall have meaning assigned thereto in Section 4.01(b).
          “Master Servicing Fee Rate” means [*]%.
          “Maximum Purchase Amount” means $40,000,000.
          “Medical Questionnaire” shall mean, with respect to a Claimant, the questionnaire concerning medical information, duly completed by or for such Claimant and in such form as the Originator may use from time to time in accordance with the Credit Policy Manual.
          “Medical Underwriting Report” means, with respect to a Claimant, the medical underwriting report provided by the Approved Medical Underwriter to the Seller in respect of that Claimant (i.e., the reference life), which (a) shall expressly state that it may be used by the Seller, the Purchaser and any of their assignees (including, without limitation, the Trust, the Controlling Noteholder, and any of their assignees) (collectively, the “Reliance Parties”), (b) may be covered by a general written letter or acknowledgment from the Approved Medical Underwriter that the Reliance Parties are entitled to receive and use each medical underwriting report or (c) may be shared with the Reliance Parties pursuant to other written consents or agreements.
          “Moody’s” means Moody’s Investor Services Inc, or any Affiliate.
          “Mortality Rating” means with respect to each Claimant, the [*] for such Claimant as determined by the Approved Medical Underwriter as specified in the Medical Underwriting Report plus the Mortality Rating Adjustment.
          “Mortality Rating Adjustment” means [*].
          “Mortality Stress Factor” means [*].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
          “Mortality Stressed Receivables Balance” means the sum, for an Eligible Receivable, of each of the Eligible Life Contingent Payments, multiplied by [*], and discounted monthly at the Stressed Discount Rate.
          “Mortality Table” means the mortality table provided to the Seller by the Purchaser (or the Master Servicer on its behalf) and attached hereto as Exhibit C. Any supplement thereto must be approved in writing by the Purchaser and the Trustee in accordance with the terms of the Trust Agreement.
          “Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which contributions are or have been made during the preceding six years by any Person or any ERISA Affiliate of such Person.
          “Non-Adjusted Holdback Amount” means, for any Holdback Receivable, an amount equal to (a) the initial Holdback Funds in respect thereof minus (b) any portion thereof released to the related Claimant prior to the proposed Closing Date or Purchase Date hereunder, minus (c) any portion of such Holdback Funds in respect of which, prior to the proposed Closing Date or Purchase Date, as applicable, hereunder, the Seller’s obligation to pay such amount to the related Claimant has been extinguished pursuant to the terms of the related Settlement Purchase Agreement because one or more Initial Scheduled Payments has not been remitted to the Seller or its assigns.
          “Note Purchase Agreement” means the Note Purchase Agreement dated as of April [ ], 2011 among the Purchaser, the Trust and the Holders party thereto.
          “Obligor” shall mean with respect to any Receivable, any party obligated to make Scheduled Payments under any Settlement Agreement, that has purchased a Settlement Annuity Contract from an Eligible Annuity Provider to fund such payment obligations.
          “Payment Account” has the meaning assigned thereto in the Trust Agreement.
          “Permitted Investments” shall have the meaning assigned thereto in the Trust Agreement.
          “Permitted Liens” shall mean with respect to any Receivable or the Related Assets relating thereto which are sold, transferred, contributed or otherwise conveyed to the Purchaser hereunder, (a) any Lien created under the Transaction Documents in favor of the Purchaser against the Seller and (b) Liens for state, municipal and other local taxes in each case that are not yet due and payable or that the validity or amount thereof is currently being contested in good faith by an appropriate Person in appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP.
          “Person” means any individual, corporation, estate, partnership, business or trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof or other entity.

          “Plan” shall mean, with respect to any Person, any defined benefit plan (as defined in Section 3(35) of ERISA) that (a) is or was at any time during the past six years maintained by such Person or any ERISA Affiliate of such Person, or to which contributions by any such Person are or were at any time during the past six years required to be made or under which such Person has or could have any liability, (b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.
          “Plan Event” shall mean, with respect to any Person, (a) the imposition of an obligation of such Person or any of its ERISA Affiliates under Section 4041 of ERISA to provide any affected parties written notice of an intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA, (b) the receipt of any notice by any Plan to the effect that the PBGC intends to apply for the appointment of a trustee to administer any Plan, (c) the termination of any Plan which results in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (d) the withdrawal of such Person or any ERISA Affiliate of such Person from any Plan described in Section 4063 of ERISA which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (e) the complete or partial withdrawal of such Person or any ERISA Affiliate of such person from any Multiemployer Plan which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, (f) a Reportable Event or an event described in Section 4068(f) of ERISA which may reasonably be expected to result in any liability of such Person and/or any of its ERISA Affiliates in excess of the Plan Liability Threshold, and (g) any other event or condition which under ERISA or the Code may reasonably be expected to constitute grounds for the imposition of a lien on the property of such Person in respect of any Plan or Multiemployer Plan.
          “Plan Liability Threshold” shall mean, with respect to any Person and its ERISA Affiliates, any liability of such Person and such ERISA Affiliates with respect to any Plan Event which when aggregated with all other liabilities of such Person and its ERISA Affiliates incurred as a result of any other Plan Events during the immediately preceding twelve month period, plus any unpaid liabilities of such Person and its ERISA Affiliates arising as a result of any Plan Events occurring at any other time, exceeds $1,000,000.
          “Power of Attorney” shall mean an irrevocable power of attorney executed by a Claimant in favor of the Seller or any other Person with full power of substitution (which Person has irrevocably appointed the Seller as its substitute), in each case, with full power of substitution at the election of the Seller, pursuant to a Settlement Purchase Agreement, authorizing the Seller (or any such substitute therefor) to act for and on behalf of the Claimant in connection with the enforcement of such Claimant’s Receivable.
          “Purchase” means, on the Closing Date or any Purchase Date, as applicable, the sale, assignment, contribution, transfer and/or other conveyance of any Receivable and all Related Assets related thereto from the Seller to the Purchaser for which the Purchase Price has not been previously paid (and in respect of which any Adjusted Holdback Amount has not been previously remitted by the Purchaser to the Seller) and which have not previously been sold, assigned, contributed, transferred or otherwise conveyed to the Purchaser by the Seller, in either

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
case, in accordance with the terms of Sections 2.01 and 2.02 hereof; and “Purchased” means the past tense of Purchase.
          “Purchase Commitment Termination Date” means the earliest to occur of: (i) the date on which the Purchaser has purchased an aggregate amount of Receivables under this Agreement having an aggregate Purchase Price equal to the Maximum Purchase Amount (ii) the date which is twelve (12) months following the Closing Date and (iii) the occurrence of an Event of Default.
          “Purchase Date” shall mean each date on which a Purchase is to occur, which shall initially be April 28, 2011 and subsequently every other Thursday (or the next succeeding Business Day if such Thursday is not a Business Day) occurring prior to the end of the Purchase Commitment Termination Date (e.g., May 12, 2011, May 26, 2011, etc...), or any other date agreed to between the parties in accordance with Section 2.02(a) as the date on which a Purchase will occur.
          “Purchase Price” means, with respect to any Receivable, the sum of (i) the Cash Purchase Price and (ii) any portion thereof contributed to the capital of the Purchaser in accordance with the terms of this Agreement.
          “Purchase Termination Date” means the earliest to occur of (i) the date upon which the ability of the Seller to permit Purchases hereunder has been terminated (and cannot be reinstated) pursuant to Section 2.01(c) and (ii) the Purchase Commitment Termination Date.
          “Ramp Up Period” shall mean the period commencing on the Closing Date and ending the day after the Purchase Date on which the Aggregate Discounted Receivables Balance equals or exceeds $[*].
          “Receivable” shall mean, all rights (i) to certain Scheduled Payments (or portions thereof) due or to become due in connection with a Settlement Agreement, contingent and absolute and (ii) all other rights (but not obligations or liabilities), in any case which are purchased by the Seller from a Claimant pursuant to a Settlement Purchase Agreement, including, without limitation, all rights to receive such periodic Scheduled Payments from any Obligor (or its assignee) and all rights to receive any payments under any Settlement Annuity Contract purchased by any Obligor (or its assignee) to fund its payment obligations under such Settlement Agreement, whether such Scheduled Payments (or such portions thereof) constitute accounts, general intangibles (including, without limitation, payment intangibles), investment property, intangible or tangible chattel paper (including, without limitation, electronic chattel paper), instruments, documents, securities, cash, supporting obligations, or any other kind of property. Notwithstanding the foregoing, the term “Receivable” shall not include any Scheduled Payments due prior to the applicable Cut-Off Date for such Receivable.
          “Records” means, with respect to any Receivable, all documents, books, records and other information pertaining to such Receivable, any Related Assets and the related Claimant, including, without limitation, each of the following related documents: (i) an executed photocopy of the related Settlement Purchase Agreement, together with all documents required to be delivered by the Claimant or any other Person to the Seller pursuant thereto in connection with the sale and assignment of such Receivable, (ii) a copy of the related Settlement Agreement and any other related contracts or alternatively, a benefits letter from the Obligor or Settlement Annuity Provider, (iii) any applicable powers of attorney (and any related documents used to create such powers) that were used to execute documents on behalf of the Claimant, (iv) copies of applicable notices, agreements, instruments and documents required to be obtained under the applicable state transfer statutes, including rate disclosure statements, (v) except to the extent dependent on the performance of the Purchaser, from and after the sale of such Receivable, evidence that Seller has fully satisfied its then current payment obligations under the related Settlement Purchase Agreement, (vi) personal information of the Claimant, (including, as applicable, copies of marital status confirmation and related documents such as divorce decrees and property settlements, probate documents (if the Claimant is an heir) to establish title and authority to sell the Scheduled Payments, government issued photo identification (to confirm identity) and the Claimant’s credit report), (vii) a copy (or electronic copy) of the related Transfer Order, (viii) a copy (or electronic copy) of the notice from the Seller to the related Obligor and the Settlement Annuity Provider of the assignment of such Receivable, required in connection with the assignment thereof; (ix) a copy (or electronic copy) of UCC, tax and judgment lien searches against the Claimant; (x) a copy of any acknowledgment (if any), from the related Obligor or Settlement Annuity Provider of the Transfer Order’s instructions to direct Scheduled Payments to be made to the Lockbox (to be provided within ten (10) days of receipt by the Seller) in the name of the Purchaser, as well as evidence that the Seller has instructed such Obligor or Settlement Annuity Provider to remit all Scheduled Payments in respect of such Receivable to the Lockbox, (xi) court stipulation (if any), from an Obligor or Settlement Annuity Provider that it will abide by the terms of the Transfer Order, (xii) the related Medical Underwriting Report from an Approved Medical Underwriter, (xiii) a copy of the Medical Questionnaire and (xiv) any related computer tapes, data discs, punch cards and related property and rights.
          “Related Assets” means, with respect to any Receivable, (i) any Related Property, and (ii) all Collections with respect to such Receivables and any other proceeds of such Receivables received on or after the applicable Cut-Off Date (except to the extent such Collections and other proceeds relate to Scheduled Payments due prior to such Cut-Off Date).
          “Related Property” means, with respect to any Receivable, all of the Seller’s rights, title, interests, remedies, powers and privileges (a) under the Settlement Purchase Agreement pursuant to which such Receivable was purchased by the Seller and the related Power of Attorney (if any), (b) to and in all security interests or other Liens and property subject thereto from time to time securing payment of such Receivable, if any, whether pursuant to the Settlement Purchase Agreement related to such Receivable or otherwise, (c) under the Servicing Agreement, (d) to and in all Lockbox Accounts, related lock-boxes and other bank accounts, in each case, into which any Collections are deposited or concentrated; all monies and other items of payment therein (but only to the extent relating to the Receivables); and Permitted Investments purchased with any of the foregoing funds and any investment income thereon, (e) under any interest rate hedging instruments or agreements entered into by the Seller in respect of any such Receivable, (f) under any other agreements or arrangements of whatever character (including guaranties, letters of credit, annuity contracts or other credit support) from time to time supporting or securing payment of such Receivable whether pursuant to any related Settlement Agreement, Assignment, Settlement Annuity Contract, Settlement Purchase

Agreement or any other agreement related to such Receivable, (g) to and in all Records and all other instruments and rights relating to such Receivable and (h) to and in all products and proceeds of any of the foregoing.
          “Reportable Event” shall mean any of the events set forth in Section 4043 of ERISA.
          “Requirements of Law” shall mean any law, treaty, rule or regulation, or final determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.
          “S&P” means Standard & Poor’s Corporation, Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any Affiliate.
          “Scheduled Payments” shall mean, with respect to a Settlement Agreement, all payments from time to time required to be paid by an Obligor pursuant to the terms of such Settlement Agreement and required to be paid by the related Settlement Annuity Provider pursuant to the related Settlement Annuity Contract.
          “Servicing Agreement” shall have the meaning assigned thereto in the Trust Agreement.
          “Settlement Agreement” shall mean an agreement entered into by a Claimant and a counterparty evidencing, among other things, the right of such Claimant to receive payments in connection with a Structured Settlement from the counterparty thereunder.
          “Settlement Annuity Contract” shall mean an annuity contract issued by a Settlement Annuity Provider to fund the obligations of an Obligor under a Settlement Agreement.
          “Settlement Annuity Provider” means, with respect to any Structured Settlement and a related Settlement Annuity Contract, the insurance company that issued and is obligated under such Settlement Annuity Contract.
          “Settlement Purchase Agreement” means shall mean an sale agreement substantially in the form of Exhibit “B” pursuant to which a Claimant sells, assigns and conveys to the Originator all or a portion of such Claimant’s right, title and interest in certain payments which the Claimant is to receive under a Settlement Agreement.
          “Split Payment” shall mean, with respect to any Settlement Purchase Agreement pursuant to which the Claimant has reserved an interest (which interest shall solely be in the form of an independent claim against the Seller for payment to such Person of certain amounts upon, and to the extent of, receipt by the Seller of the Scheduled Payments sold (or portions of which have been sold) by the Claimant to the Seller pursuant to such Settlement Purchase Agreement), the amount of each such payment obligation so reserved and payable by the Seller to such Claimant from time to time pursuant to (and in accordance with) such Settlement Purchase Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
          “Stressed Discount Rate” means the sum of [*].
          “Stressed Mortality Rating” means with respect to each Claimant, the sum of (i) the Mortality Rating for such Claimant and (ii) the Mortality Stress Factor.
          “Stressed Survival Probability” means the probability that a Claimant related to a Life Contingent Structured Settlement will be alive on the date on which a Scheduled Payment is due as determined by the related Stressed Mortality Rating and Mortality Table.
          “Structured Settlement” shall mean an arrangement satisfying all applicable requirements of Section 5891 of the Internal Revenue Code in which periodic payments are disbursed over a specified period of time as compensation for an injury, damage or other claim settlement.
          “Survival Probability” means the probability that a Claimant related to a Life Contingent Structured Settlement will be alive on the date on which a periodic payment is due as determined by the related Mortality Rating and Mortality Table.
          “Tobacco Use Receivable” means a Receivable for which the related Claimant has represented to Seller in writing that he or she currently uses, or has used in the last 12 months, tobacco products.
     “Term Certain Periodic Payments” shall mean, with respect to any Receivable, the Scheduled Payments that the Obligor (and the applicable Settlement Annuity Provider that issued a Settlement Annuity Contract to fund such payment obligations related to such Receivable) is obligated to disburse, irrespective of the death of the respective Claimant.
          “Termination Date” means that date following the Purchase Termination Date upon which the Aggregate Discounted Receivables Balance of the Receivables transferred to the Purchaser hereunder has been reduced to zero.
          “Transfer Order” shall mean a final written order of a court of competent jurisdiction which order shall (i) evidence such court’s approval of a transfer of some or all of a Claimant’s rights to a Receivable to the Seller which transfer has been made in accordance with such state’s Transfer Statute, which order is binding with respect to such Claimant and each of the parties required to be notified under such state’s Transfer Statute, and (ii) direct the related Obligor and/or Settlement Annuity Provider, as applicable (and any assignees thereof), to remit all payments in respect of such Receivable to the order of the Purchaser at the Lockbox Account.
          “Transfer Report” means a report in the form attached hereto as Exhibit A, to be delivered by the Seller to the Purchaser and the Master Servicer with respect to a Purchase Date in accordance with Section 2.01(a), setting forth with respect to each Receivable to be Purchased:
               (a) the file number by which the Seller can identify the Claimant;
               (b) the Mortality Rating for each Claimant;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
               (c) the nominal values and dates of the assigned Scheduled Payments;
               (d) the Discounted Receivables Balance;
               (e) the Mortality Stressed Receivables Balance;
               (f) the Obligor and the Settlement Annuity Provider and their credit ratings, if any, with (i) S&P and (ii) Moody’s;
               (g) the Discount Rate;
               (h) Gender of Claimant;
               (i) Tobacco Use (yes or no);
               (j) Date of Birth of Claimant;
               (k) State where Transfer Order issued;
               (l) Highly Mortality Sensitive Receivable (yes or no)
               (m) the Cash Purchase Price; and
               (n) and the Non-Adjusted Holdback Amount thereof.
          “Transfer Statute” shall mean any statute which has been enacted in any state, as such statute shall be amended from time to time, and which authorizes, subject to compliance therewith, the transfer of a Structured Settlement (or a portion thereof) by the original payee thereunder to a transferee.
          “Transferred Assets” shall have the meaning specified in the Recitals to this Agreement.
          “Trust Agreement” means that certain Trust Agreement by and between the Purchaser, as depositor and Wilmington Trust Company, as trustee, dated April __, 2011, relating to Structured Settlement Trust 2011-A.
          “Trustee Fee Rate” means [*]%.
          “UCC” means the Uniform Commercial Code as in effect in the State of Georgia.
          SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made, and all financial statements prepared, in accordance with GAAP.
          SECTION 1.03. Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings indicated in the Trust Agreement, or if not provided therein, as provided for by the UCC to the extent the same are used or defined therein. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Terms used herein in the singular also include the plural, and vice versa, whenever appropriate in the context in which such terms are used and the term “including” means “including without limitation.”
          SECTION 1.04. Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.
ARTICLE II
AMOUNTS AND TERMS OF THE PURCHASES
          SECTION 2.01. Purchases of Receivables; Agreement to Purchase
          (a) Subject to the terms and conditions hereinafter set forth (including the conditions set forth in Article III), in respect of each Purchase Date for which a Transfer Report has been timely delivered and accepted in accordance with Section 2.02(a), the Purchaser shall purchase from the Seller, and the Seller shall sell, transfer, assign and otherwise convey to the Purchaser all of the Seller’s right, title and interest in the Receivables described in such Transfer Reports, together with all of the Related Assets relating to such Receivables. On each such Purchase Date, the Purchaser shall pay the Purchase Price to the Seller, by no later than 5:00 p.m. (New York time) in the manner set forth under Section 2.02. To the extent that Receivables with one or more Term Certain Periodic Payments are sold to the Purchaser hereunder, the Purchaser (or the Master Servicer on its behalf) shall promptly remit funds equivalent to the amount of such Term Certain Periodic Payments (as determined by the Master Servicer under the Servicing Agreement), to the extent actually received by the Purchaser, to the Seller.
          (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a “sale” from the Seller to the Purchaser and each contribution of Receivables made hereunder shall constitute an absolute assignment or transfer from the Seller to the Purchaser, in each case, under applicable laws and regulations, which sales or absolute transfers are, in each case, absolute and irrevocable and provide the Purchaser with all indicia and rights of ownership of the Receivables and Related Assets. Neither the Seller nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Purchaser to the Seller secured by such property. Except for certain indemnities pursuant to Section 7.01, each sale or contribution of Receivables and Related Assets by the Seller to the Purchaser is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to the Purchaser for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement (including, without limitation, the repurchase obligation described in Section 5.01(m)), and (ii) such sale or absolute transfer does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation of the Seller or any other person to any Claimant, Obligor, Settlement Annuity Provider or any other Person in connection with the Receivables, Related Assets or the related Settlement Purchase Agreements, or any other obligations of the Seller thereunder or in connection therewith, other than to return (or provide for the return of) any Scheduled Payments (or any portion thereof) not covered under the Settlement Purchase Agreement and not sold or transferred to the Purchaser hereunder back to such Claimant (it being understood and agreed that the Master Servicer shall remit or cause to be remitted all amounts in respect of Split Payments in accordance with the Servicing Agreement). In view of the intention of the parties hereto that the Purchases of Receivables and Related Assets made hereunder shall constitute sales or absolute transfers of such Receivables and such Related Assets rather than a loan secured by such Receivables and Related Assets, the Seller agrees to note in its books and records that such Receivables and Related Assets have been sold or transferred to the Purchaser and to respond to any inquiries made by third parties as to the ownership of such Receivables and Related Assets so sold or transferred that such Receivables and Related Assets have been sold or transferred to the Purchaser.
          (c) Notwithstanding any other provision of this Agreement to the contrary, the Purchaser shall not Purchase from the Seller nor shall the Seller sell or contribute to the Purchaser any Receivable from and after the time of any bankruptcy filing by or against the Seller or the Purchaser; provided, however, that should any such bankruptcy or insolvency proceeding instituted against the Seller (as distinguished from by the Seller) be withdrawn or dismissed, then the Purchaser shall be entitled to resume purchasing Receivables and Related Assets from the Seller after the withdrawal or dismissal of such filing or proceeding.
          (d) If, notwithstanding the provisions of Section 2.01(b), a court of competent jurisdiction were to hold that any Purchase of Receivables and Related Assets hereunder does not constitute a valid sale or transfer of the affected Receivables and Related Assets as set forth above but instead constitutes a loan in the amount of the Purchase Price plus the amount of the Non-Adjusted Holdback Amount or otherwise of such Receivables (together with interest thereon to be computed at an interest rate consistent with the economic terms of this Agreement), then this Agreement shall be deemed a present grant of a security interest (within the meaning of Articles 8 and 9 of the UCC as in effect in all applicable jurisdictions) in favor of the Purchaser in all of the Seller’s rights, title and interest in, to and under the Transferred Assets effective upon each such Purchase, and the Seller hereby grants such a security interest to the Purchaser in the Transferred Assets which are the subject of such Purchase, and this Agreement shall constitute a security agreement within the meaning of Article 8 and Article 9 of the UCC of all applicable jurisdictions.
          SECTION 2.02. Payment for the Purchases (a) Not less than two (2) Business Days prior to each Purchase Date on which the Seller intends to sell Receivables (and Related Assets) to the Purchaser hereunder, the Seller shall deliver to the Purchaser and the Master Servicer a Transfer Report with respect to such Receivables. Upon receiving approval of one or more Receivables listed on the Transfer Report from the Master Servicer, the Purchaser shall signify its acceptance thereof by signing such Transfer Report and returning a copy, marked as accepted with respect to the Receivable or Receivables approved by the Master Servicer, to the

Seller on such date, together with payment in cash (subject to Section 2.02(b)) of the Cash Purchase Price for such Receivables (being the sum of the Cash Purchase Prices for each such Receivable), by no later than 5:00 p.m. (New York time) on such Purchase Date. In addition, the Purchaser or the Master Servicer may request of the Seller, and the Seller shall deliver, on or before the applicable Purchase Date such approvals, information, reports or documents as the Purchaser or Master Servicer may reasonably request. To the extent that the Purchaser or Master Servicer reasonably disputes any of the information in such Transfer Report with respect to any Receivable described therein, the Seller and the Purchaser or Master Servicer (as applicable) shall reconcile such report as promptly as possible and if unable to reconcile and agree on the content of such report prior to 4:30 p.m. (New York time) on the applicable Purchase Date, the Seller shall exclude from the final Transfer Report on such Purchase Date any Receivable subject to such dispute until such report is acceptable to both the Purchaser and the Master Servicer (and such excluded Receivables shall be deemed not sold on such date).
          (b) On each Purchase Date, to the extent that the Purchaser does not pay the full Purchase Price in cash, a portion of the Receivables and Related Assets being Purchased on that date (equal to the aggregate Purchase Price less the aggregate Cash Purchase Price) shall be deemed contributed to the capital of the Purchaser by the Seller, and the Purchaser shall increase the Seller’s aggregate investment in the Purchaser accordingly in accordance with Georgia law. With respect to any Receivable to be transferred hereunder, on the Closing Date or any Purchase Date, the Purchaser may not purchase such Receivable unless it pays to the Seller an amount, in cash, that is at least equal to the Cash Purchase Price in respect of such Receivable.
          (c) If any Initial Scheduled Payment with respect to a Purchased Receivable constituting a Holdback Receivable is remitted to the Lockbox Account or the Payment Account by the third Business Day following the due date therefor (the “Holdback Cut-Off Date”), the Purchaser agrees to pay to the Seller the Adjusted Holdback Amount therefor by not later than 5:00 p.m. (New York time) on the second Business Day following the Holdback Cut-Off Date. For the avoidance of doubt, any Adjusted Holdback Amount remitted by the Purchaser to the Seller on a Holdback Receivable pursuant to the previous sentence shall not include any portion of the Holdback Funds that have not yet been received in the Lockbox Account or the Payment Account by the third Business Day following the related Holdback Cut-Off Date. If none of the Initial Scheduled Payments with respect to a Purchased Receivable constituting a Holdback Receivable are remitted to the Lockbox Account or the Payment Account by the last of the Holdback Cut-Off Dates in respect thereof, the Purchaser shall have no obligation to pay the Seller any portion of the Non-Adjusted Holdback Amount therefor; provided, however, that if subsequent to the Holdback Cut-Off Date with respect to any Initial Scheduled Payment (other than the last Initial Scheduled Payment) the Purchaser receives such Initial Scheduled Payment, the Purchaser hereby agrees to remit (or to cause its duly authorized designee to remit) such Initial Scheduled Payment to the Seller.
          SECTION 2.03. Payments and Computations, Etc. All amounts to be paid by the Seller to the Purchaser hereunder shall be paid in accordance with the terms hereof no later than 1:00 P.M. (New York time) on the day when due in Dollars in immediately available funds to the Lockbox Account or the Payment Account. All amounts to be paid by the Purchaser to the Seller hereunder shall be paid in accordance with the terms hereof no later than 5:00 P.M. (New York time) on the day when due to such account as may be specified therefor by the Seller from

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
time to time by notice to the Purchaser. Payments received by the Purchaser or the Seller after such times shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. The Seller shall, to the extent permitted by law, pay to the Purchaser, on demand, interest on all amounts not paid when due hereunder at 2% per annum above the per annum rate designated by J.P. Morgan Chase & Co. as its “prime rate” for commercial borrowers (such rate not necessarily being the lowest rate offered by such bank) as in effect on the date such payment was due; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
          SECTION 2.04. Transfer of Records to the Purchaser. (a) In connection with the Purchases of Receivables hereunder, the Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser all of the Seller’s right and title to and interest in the Records relating to all Transferred Assets, without the need for any further documentation in connection with any Purchase.
          (b) The Seller shall deliver electronic copies of all Applicable Records relating to Receivables to be transferred hereunder to Purchaser (and/or the Master Servicer on its behalf) via secure FTP site within two (2) Business days of the date on which such Receivables are scheduled to be transferred. Within two (2) Business Days following each Purchase Date, the Seller shall deliver to the Back-Up Servicer all Records relating to Receivables transferred to the Purchaser on such Purchase Date, to be held by the Back-Up Servicer pursuant to the terms and provisions of the Back-Up Servicing Agreement.
          (c) The Seller take such commercially reasonable action as is requested by the Purchaser (or its assignees) or the Master Servicer, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser (and its assignees) has an enforceable ownership or security interest, as applicable, in all of the Transferred Assets purchased from the Seller hereunder.
          SECTION 2.05. Concentration Limits.
          (a) Following the Ramp Up Period, the Seller shall not list any Receivables on a Transfer Report which would cause the Discounted Receivable Balance of all Receivables owned by the Purchaser following the related Purchase Date and payable by (i) more than two Obligors or more than two Settlement Annuity Providers to exceed [*]% and (ii) any single Obligor or any single Settlement Annuity Provider (excluding from consideration for this purpose the two Obligors and Settlement Annuity Providers obligated under Receivables comprising the two largest portions of the Aggregate Discounted Receivables Balance following the related Purchase Date) to exceed [*]%, in each case, of the Aggregate Discounted Receivables Balance of all Receivables owned by the Purchaser following the related Purchase Date.
          (b) Following the Ramp Up Period, the Seller shall not list any Receivables on a Transfer Report which would cause the Discounted Receivable Balance of all Receivables

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
owned by the Purchaser following the related Purchase Date with Transfer Orders issued by courts located in any single state to exceed [*]% of the Aggregate Discounted Receivables Balance of all Receivables owned by the Purchaser following the related Purchase Date.
          (c) Following the Ramp Up Period, the Seller shall not list any Receivables on a Transfer Report which would cause the Discounted Receivable Balance of all Highly Mortality Sensitive Receivables owned by the Purchaser following the related Purchase Date to exceed [*]% of the Aggregate Discounted Receivables Balance of all Receivables owned by the Purchaser following such Purchase Date.
          (d) Following the Ramp Up Period, the Seller shall not list any Receivables on a Transfer Report which would cause the Discounted Receivable Balance of all Tobacco Use Receivables owned by the Purchaser following the related Purchase Date to exceed [*]% of the Aggregate Discounted Receivables Balance of all Receivables owned by the Purchaser following the related Purchase Date.
ARTICLE III
CONDITIONS PRECEDENT
          SECTION 3.01. Conditions Precedent to Agreement. The effectiveness of this Agreement and any obligations of the Purchaser hereunder is subject to each of the following conditions precedent being satisfied in all material respects (as determined by the Purchaser in its reasonable discretion):
          (a) the conditions precedent to the execution, delivery and effectiveness of each of the other Transaction Documents (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled; and
          (b) notwithstanding the provisions of Section 4.01(d), Seller shall have made an arrangement, satisfactory to the Purchaser, in connection with filing and recording, at the Seller’s own expense, all UCC-1 financing statements necessary or advisable to perfect the Purchaser’s ownership interest in the Transferred Assets in each applicable jurisdiction.
          SECTION 3.02. Conditions Precedent to Ongoing Purchases. The obligation of the Purchaser on each Purchase Date to accept and pay the Purchase Price for the transfers of Receivables and Related Assets under this Agreement is subject to the conditions precedent that as on such Purchase Date:
          (a) the representations and warranties contained in Article IV are true and correct in all material respects;
          (b) no Event of Default shall have occurred and be continuing as of such Closing Date or Purchase Date;
          (c) Purchaser shall have received copies of reports of a UCC lien search conducted in the central filing office and any relevant local offices of the Seller with respect to the Receivables reflecting the absence of Liens on the Receivables and Related Assets, except for Permitted Liens or Liens created hereunder in favor of the Purchaser or except for Liens as to which Purchaser has received UCC termination statements;
          (d) the Purchase of such Receivables and Related Assets would not cause any of the Concentration Limits listed in Section 2.05 to no longer be satisfied; and
          (e) the Purchaser (and/or the Master Servicer on its behalf) shall have received the Applicable Records for each Receivable (and Related Assets) to be sold on a Purchase Date no later than two (2) Business Days prior to such Purchase Date in accordance with Section 2.04(b), and a Transfer Report in respect of such Receivables no later than two (2) Business Days prior to such Purchase Date in accordance with Section 2.02(a), and determined that such Transfer Report is not deficient in any material respect (except with respect to any Receivables excluded under the terms of Section 2.02 hereof).
          The Seller, by executing the related Transfer Report (once approved by the Purchaser and Master Servicer), shall be deemed to have certified, with respect to the Receivables and Related Assets transferred on the applicable Purchase Date, that its representations and warranties contained in Article IV are true and correct on and as of such Purchase Date, with the same effect as though made on and as of such day.
               SECTION 3.03. Effect of Payment of Cash Purchase Price and/or Contribution Amount. Upon the payment of the Cash Purchase Price by the Purchaser to the Seller for any Purchase and any associated contribution of any Receivables and Related Assets by the Seller to the capital of the Purchaser pursuant to Section 2.02(b), title to the Receivables and Related Assets included in such Purchase shall vest in the Purchaser.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          SECTION 4.01. Representations and Warranties of the Seller. The Seller hereby represents and warrants that as of the Closing Date and (except for representations and warranties which relate to a specific date only) each Purchase Date thereafter until the Purchase Termination Date:
          (a) Organization and Good Standing. The exact legal name of the Seller is Washington Square Financial, LLC. The Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Georgia. The Seller’s organizational identification number is 10004150. The Seller has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Settlement Purchase Agreements, and each of the other Transaction Documents to which it is a party.
          (b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a foreign limited liability company, and has obtained all necessary licenses and approvals, in each jurisdiction where the conduct of business requires such licenses and approvals except where the failure to be so qualified or obtain such licenses and approvals would not reasonably be expected to have a material adverse effect on the performance of the Seller’s Obligations under the Transaction Documents to which it is a party, including, without limitation, the sale or contribution, as the case may be, of the Transferred Assets hereunder or the collectability thereof (“Material Adverse Effect”).
          (c) Due Authorization; Conflicts. The execution, delivery and performance by the Seller of this Agreement and each of the other Transaction Documents to which it is a party are within the Seller’s powers, have been duly authorized by all necessary corporate, partnership and/or limited liability company action, and do not contravene (i) the Seller’s limited liability company operating agreement, (ii) any law, rule, regulation, order, decree or contractual restriction binding on, or affecting, the Seller, or (iii) any agreement, contract, indenture, credit agreement, mortgage, or other instrument, document or agreement to which the Seller or any of its assets are subject or by which the Seller or any of its assets may be affected.
          (d) Consents. No authorization or approval or other action by, and no notice to or registration of or filing with, any Governmental Authority or other regulatory body is required to be made by the Seller for the due execution, delivery and performance by the Seller, or to ensure the legality, validity, binding effect or enforceability of, this Agreement, the Settlement Purchase Agreements or any of the other Transaction Documents to which it is a party, except for (i) the filing of UCC financing statements against the Seller in respect of the transactions contemplated herein, all of which that need to be filed or are advisable to be filed to perfect Purchaser’s ownership interest in the Transferred Assets in each applicable jurisdiction (as comprised as of the date of the making or remaking of this representation and warranty) have been so made at the Seller’s own expense, or delivered to the Purchaser in form suitable for filing at the Seller’s own expense, and (ii) any securities filings by Imperial Holdings, Inc. with the United States Securities and Exchange Commission.
          (e) Enforceability. Each of this Agreement and any of the other Transaction Documents to which it is a party is and will be the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
          (f) Proceedings. There are no judgments or other judicial or administrative orders outstanding against the Seller nor is there any pending or, to the Seller’s knowledge, threatened action or proceeding affecting the Seller before any court, governmental agency or arbitrator.
          (g) Compliance with Laws, Etc. The Seller is not in violation of (i) any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to it or any of the Receivables or Related Assets or (ii) any indenture, lease, loan or other agreement to which it is a party or by which it or its assets may be bound or affected except in the case of this clause (ii) for such violations that would not reasonably be expected to have a Material Adverse Effect.

          (h) Lockbox Banks. All action required to be taken with respect to the Lockbox Account and the Lockbox Bank pursuant to Section 5.02(h) has been taken. Except with respect to the Payment Account, the Lockbox Bank is the only institutions holding any deposit accounts or servicing the Lockbox Account for the receipt of Scheduled Payments in respect of the Receivables and Related Assets. All Obligors and Settlement Annuity Providers have been directed and instructed to make payments on the Receivables to the Lockbox Account and such instructions are in full force and effect.
          (i) Locations. The principal place of business and chief executive office of the Seller are located at 701 Park of Commerce Blvd., Ste. 301, Boca Raton, FL 33487 and the Seller keeps all of its records relating to the Receivables and Related Assets at such office.
          (j) Accuracy of Information. Each certificate, information, exhibit, financial statement, document, book, record, report or disclosure furnished by the Seller to the Purchaser or the Master Servicer is accurate in all material respects.
          (k) Financial Statements. The financial statements required to be delivered by the Seller pursuant to this Agreement: (i) will be as of the date and for the periods referred to therein and be complete in all material respects (except that unaudited financial statements shall be summary in nature and not contain any footnotes), (ii) will present fairly the financial condition and results of operations of the Seller, and (iii) will have been prepared in accordance with GAAP, or regulatory accounting principles, as the case may be, consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments).
          (l) Records. The Records are complete in all material respects as of the related Closing Date or Purchase Date and include all amendments, supplements and modifications delivered to Seller or entered into by Seller in respect thereof.
          (m) Investment Company Act Matters. The Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.
          (n) Title to Property. The Seller, with respect to any Receivables, Related Assets or other Transferred Assets, immediately prior to the Purchase thereof by the Purchaser hereunder, had good, indefeasible, and merchantable title to and ownership of such Receivables, Related Assets or other Transferred Assets, free and clear of all Liens except for Permitted Liens. From and after the sale of a Receivable to Purchaser hereunder, no effective financing statement or other instrument similar in effect covering any of the Receivables and Related Assets or any other interest therein, naming the Seller as debtor, is on file in any recording office except for financing statements (i) in favor of Purchaser in accordance with this Agreement or (ii) with respect to which UCC-3 termination statements or amendments necessary to release all Adverse Claims of any Person in the Receivables and Related Assets granted by Purchaser or the Seller have been filed. For the avoidance of doubt, with respect to any Receivables and Related Assets sold on any Closing Date or Purchase Date, the Seller shall have no right, title or interest in such Receivables and Related Assets after such Closing Date or Purchase Date except in connection with a repurchase thereof.

          (o) Tradenames. Except for the name “Imperial Structured Settlements”, the Seller has no tradenames, fictitious names, assumed names or “doing business as” names and since the date of its organization and registration as a limited liability company.
          (p) Solvency. After giving effect to each Purchase of Transferred Assets hereunder, the Seller is and will be solvent and able to pay its debts as they come due, and has and will have adequate capital to conduct its business.
          (q) Valid Transfer. This Agreement constitutes a valid sale, transfer and/or assignment, to the Purchaser of all right, title and interest of the Seller in and to the Receivables and Related Assets now or hereafter Purchased hereunder and in and to all other Transferred Assets and the proceeds thereof free and clear of any Lien, other than any Permitted Lien or, if a court of competent jurisdiction were to hold that any Purchase of Receivables and Related Assets hereunder does not constitute a valid sale or absolute transfer of the affected Receivables and Related Assets as set forth herein but instead constitutes a loan in the amount of the Purchase Price plus the amount of the Non-Adjusted Holdback Amount together with interest thereon to be computed at an interest rate consistent with the economic terms of this Agreement or otherwise of such Receivables and Related Assets, constitutes a valid grant to the Purchaser of a “security interest” (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Transferred Assets created hereunder) in accordance with Section 2.01(d), which is and shall be a first priority (subject to Permitted Liens) perfected security interest to secure such loan in the amount of the Purchase Price plus the amount of the Non-Adjusted Holdback Amount (together with interest thereon to be computed at an interest rate consistent with the economic terms of this Agreement), free and clear of any Lien (other than any Permitted Lien) in all right, title and interest of the Seller in and to the Receivables and Related Assets now or hereafter Purchased by the Purchaser pursuant hereto and in and to all other Transferred Assets and the proceeds thereof which will be enforceable by the Purchaser (and its assignees or pledgees) upon such creation of such security interest.
          (r) Nature of Purchases. The Purchaser has given reasonably equivalent value to the Seller in consideration for each Purchase by the Purchaser from the Seller of the Receivables and Related Assets pursuant hereto, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Purchaser.
          (s) Licenses. The Seller has complied in all respects with all registration and licensing requirements in each jurisdiction in which it is required to be specially registered or licensed as a purchaser of Receivables, except where the failure to obtain or possess such registration or licensure will not have a Material Adverse Effect on the Purchased Receivables or the performance of the Seller’s obligations under this Agreement.
          (t) ERISA Matters. Except as set forth on Schedule II, neither the Seller nor any of its ERISA Affiliates has maintained or participated in any Plan or Multiemployer Plan during the past six (6) years. With respect to any such Plan and/or Multiemployer Plan, (i) such Plan and/or Multiemployer Plan complied and complies in all material respects with all applicable Requirements of Law, (ii) no Reportable Event has occurred with respect to any such Plan and/or Multiemployer Plan, (iii) no such Plan or Multiemployer Plan has been terminated, and (iv) no funding deficiency has occurred in respect of any such Plan or Multiemployer Plan, except, in each case, where the occurrence of any of the foregoing could not be reasonably expected to result in liability to the Purchaser in excess of the Plan Liability Threshold or result in a Lien against the Transferred Assets (or any portion thereof). With respect to any such Plan or Multiemployer Plan that is intended to qualify for special tax treatment under Sections 401(a) or 403(a) of the Internal Revenue Code, such Plan or Multiemployer Plan is in compliance with the applicable requirements of the Internal Revenue Code for such qualifications.
          (u) Policies and Procedures. No change has been made to the Credit Policy Manual, except any such change which would not result in the Seller being in breach of Section 5.02(c).
          (v) Origination and Servicing Policies. On and prior to any Purchase Date, with respect to any Receivables and Related Assets which were Purchased on such Purchase Date, the Seller is in compliance with its Credit Policy Manual. After any Purchase Date, with respect to any Receivables and Related Assets that were Purchased on such Purchase Date, the Seller shall have no authority with respect to the collection, amendment, modification, adjustment, extension or cancellation of such Receivable or Related Asset.
          (w) Tax Status; Sale Treatment. The Seller has (i) filed all tax returns (federal, state and local) required to be filed relating to the Receivables and Related Assets, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges (except for taxes, assessments or other governmental charges that are being contested in good faith by the Seller through appropriate proceedings and with respect to which adequate reserves have been maintained in accordance with GAAP) relating to the Receivables and Related Assets, and (iii) accounted for each sale and contribution of Receivables and Related Assets hereunder in its books and financial statements as sales, consistent with GAAP.
          (x) No Claim or Interest. Neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Lockbox Account or the Payment Account.
          SECTION 4.02. Representations and Warranties of the Seller Relating to the Receivables and Related Assets. The Seller hereby represents and warrants to the Purchaser as of the Closing Date and on each Purchase Date that:
          (a) Eligibility. Each Receivable to be Purchased by the Purchaser pursuant hereto is an Eligible Receivable on the Closing Date or applicable Purchase Date.
          (b) Scheduled Payments. From and after the Closing Date, the Credit Policy Manual shall provide that, upon the receipt of payment of less than the full amount of any Scheduled Payment in respect of any Receivable in respect of which there is a concurrent obligation of the Seller to remit a Split Payment to the Claimant thereon, such Scheduled Payment shall be remitted to the Seller and the Claimant pro rata based on the relative percentages of the full amount of such Scheduled Payment which each would be entitled to receive (had the full payment been received) in accordance with the terms of the applicable Settlement Purchase Agreement.

          (c) No Adverse Selection. The Receivables sold under this Agreement have not been selected based on the credit quality of the relevant Settlement Annuity Provider or Obligor, as applicable, the likelihood of payment of such Receivable or on any other adverse selection criteria.
          (d) Judgment and Tax Liens. No Receivable will be subject to a judgment or tax Lien that has priority to the Purchaser’s interest in such Receivable other than a Permitted Lien.
          (e) Letter to Settlement Annuity Provider and Obligor. With respect to each Receivable, the Seller has delivered a copy of the Transfer Order to the related Settlement Annuity Provider and related Obligor, in each case directing such Settlement Annuity Provider or Obligor (as applicable) to make all Scheduled Payments with respect to such Receivable to the order of the Purchaser at the Lockbox Account.
          SECTION 4.03. Representations and Warranties of the Purchaser. The Purchaser represents and warrants that as of the Closing Date and (except for representations and warranties which relate to a specific date only) each Purchase Date:
          (a) Corporate Existence and Power. The exact legal name of the Purchaser is Contingent Settlements I, LLC. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Georgia. The Purchaser’s organizational identification number is 10079624. The Purchaser has full power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Purchaser is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.
          (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party (i) are within the Purchaser’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) require no action by or in respect of, or filing with, any Governmental Authority or official thereof, and (iv) do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Purchaser’s organizational documents or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Purchaser.
          (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
          SECTION 4.04. Survival of Representations and Warranties. The representations and warranties made pursuant to this Article IV on the date of any Purchase shall survive such Purchase and the termination of this Agreement.

ARTICLE V
GENERAL COVENANTS OF THE SELLER
          SECTION 5.01. Affirmative Covenants of the Seller. At all times from the date hereof to the Termination Date, unless the Purchaser shall otherwise consent in writing:
          (a) Compliance with Law. The Seller will comply in all material respects with all Requirements of Law applicable to the Transferred Assets.
          (b) Preservation of Existence. The Seller will preserve and maintain its existence, rights, franchises and privileges as a limited liability company in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign business entity in each jurisdiction where the conduct of such business requires such qualification except for such failures that would not reasonably be expected to have a Material Adverse Effect.
          (c) Inspection of Books and Records. The Purchaser, its assigns (or designated representative thereof) and independent accountants appointed by, or other agents of, any of the foregoing, shall have the right, upon reasonable prior written notice to the Seller, to visit the Seller, to (i) discuss the affairs, finances and accounts of the Seller with, and to be advised as to the same by, its officers, and (ii) examine the books of account and records of the Seller, and to make or be provided with copies and extracts therefrom, all at such reasonable times and intervals and to such reasonable extent during regular business hours as the Purchaser, its assigns (or designated representatives) or such accountants or agents appointed by any of the foregoing, as applicable, may desire. Seller shall pay for one (1) such inspection during each calendar year; provided, that if an Event of Default has occurred, Seller shall pay for any related inspections; provided further, that Seller shall have no obligation to (x) pay for any inspections occurring more than five (5) years after the Closing Date and (y) pay more than $7,500 per calendar year for such inspection(s).
          (d) Keeping of Records and Books of Account. The Seller itself or through its agents will (i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP consistently applied, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables and Related Assets in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections of and adjustments to each existing Receivable).
          (e) Location of Records. The Seller will keep at its principal place of business, chief executive office and the office where it keeps the books, records and documents regarding the Transferred Assets at the address of the Seller referred to in Section 4.01(i), or in each case, upon satisfaction of the conditions set forth in Section 5.02(f), at any other location within the United States.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
          (f) Settlement Purchase Agreements. The Seller will at its expense, timely perform and comply with all provisions, covenants and other promises required to be observed by the Seller under each Settlement Purchase Agreement, maintain each Settlement Purchase Agreement in full force and effect, enforce each Settlement Purchase Agreement in accordance with its respective terms, and, at the request of the Purchaser or any of its assigns or the Master Servicer, make to the Claimant such reasonable demands and requests for information and reports or for action as such Person may request to the extent that the Seller is entitled to do the same thereunder; it being agreed however that with respect to the obligations of the Seller to remit Split Payments to the Claimant pursuant to the Settlement Purchase Agreements relating to the Transferred Assets, such obligation shall hereafter be performed by the Master Servicer.
          (g) Payment of Taxes, Etc. The Seller will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it in respect of the Transferred Assets, or in respect of its income or profits therefrom, and any and all claims of any kind (including, without limitation, claims for labor, materials and supplies) in respect of the Transferred Assets, except where such tax, assessment, charge or levy is being contested in good faith and by proper proceedings.
          (h) Collections. In the event that the Seller or any of the Seller’s Affiliates (other than the Purchaser or any of its assigns) receives any Collections, the Seller agrees to hold, or cause such Affiliate to hold, all such Collections in trust and to deposit such Collections as soon as practicable, but in no event later than two (2) Business Days after its receipt thereof, to (i) the Lockbox Account or (ii) to the Payment Account.
          (i) Fidelity Insurance. The Seller shall maintain, at its own expense, a fidelity insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Seller in any capacity with regard to the Receivables and Related Assets in handling documents and papers related thereto. Any such fidelity insurance shall protect and insure the Seller against losses, including forgery, theft, embezzlement, and fraud, and shall be maintained in an amount of at least $[*] or such lower amount as the Purchaser or any of its assigns may in their commercially reasonable credit judgment designate to the Seller from time to time. No provision of this Section 5.01(i) requiring such fidelity insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement or any of the other Transaction Documents. The Seller shall be deemed to have complied with this provision if one of its Affiliates has such fidelity policy coverage and, by the terms of such fidelity policy, the coverage afforded thereunder extends to the Seller. Upon the request of the Purchaser or any of its respective assigns, the Seller shall cause to be delivered to the Purchaser or such assigns at any time thereafter, as applicable, a certification evidencing coverage under such fidelity policy. Any such insurance policy shall contain a provision or endorsement providing that such policy may not be canceled or modified without ten (10) days’ prior written notice to the Purchaser and such assigns.
          (j) Protection of Right, Title and Interest to Purchaser and Assignees. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the Purchaser’s and the Purchaser’s assignees’ right, title and interest in and to the Transferred Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
preserve and protect fully the right, title and interest of the Purchaser and its assignees in and to all such Transferred Assets. The Seller shall cooperate with the Purchaser or any of its respective assigns and the Master Servicer, and the Seller shall take commercially reasonable actions as any such Person shall reasonably request, in order to carry out the objectives of this Agreement and the other Transaction Documents.
          (k) Corporate Separateness. The Seller shall take all actions, maintain its existence and at all times deal with the Purchaser and its other Affiliates in a manner consistent with Section 3.3 of the Amended and Restated Limited Liability Company Agreement of the Purchaser, dated April 12, 2011.
          (l) Accounting For Purchases and Contributions. To the fullest extent permitted, the Seller shall treat all Purchases hereunder by the Purchaser, and contributions hereunder to the Purchaser, as sales and/or absolute transfers thereof for all tax, accounting and other purposes.
          (m) Repurchase or Substitution of Receivables. To the extent (i) that any representation or warranty of the Seller with respect to any Receivable constituting a Transferred Asset under Section 4.02 or set forth in any certificate delivered by or on behalf of the Seller in connection with any Purchase or in connection with any opinions of counsel delivered on the Closing Date in any case with respect to any Receivable constituting a Transferred Asset was incorrect in any material respect when made or remade or deemed made or remade or (ii) any bona fide claim against a Receivable (or the Scheduled Payments reflected therein) is made by the [*] (if such Claimant does not currently live in or reside in a [*] and did not reside in [*] when the related Settlement Agreement was entered into) and [*] did not (A) sign the Settlement Purchase Agreement and any related documents evidencing the sale thereof by the Claimant or (B) execute an agreement waiving or relinquishing all rights in, to and under such Receivable or Scheduled Payments, or a court having jurisdiction has determined (as evidenced by an appropriate order) that [*] has no rights in, to or under such Receivable or Scheduled Payments related thereto (a “Breach”), the Seller shall promptly notify the Purchaser of such Breach. Within [*] ([*]) Business Days of receipt of notification of such Breach, the Purchaser (or the Master Servicer on its behalf) and the Trustee (at the written direction of the Controlling Noteholder pursuant to the Note Purchase Agreement) must notify the Seller if it elects to waive the requirements of this Section 5.01(m) with respect to such Breach and any related Event of Default. Unless the Purchaser (or the Master Servicer on its behalf) and the Trustee (at the written direction of the Controlling Noteholder pursuant to the Note Purchase Agreement) provide a waiver to the Seller in accordance with the preceding sentence, within [*] ([*]) Business Days of discovery of a Breach (but in no case earlier than [*] ([*]) Business Days after such discovery), without further action by the Purchaser, the Seller shall either (X) convey to the Purchaser in exchange for the affected Receivable, one or more different Eligible Receivables (1) to be described on an Transfer Report delivered to the Purchaser and the Master Servicer in accordance with Section 2.02(a), (2) having a Discounted Receivables Balance approximately equal to, but not less than, the Discounted Receivables Balance of the Receivable being so replaced (as calculated by treating any past-due Scheduled Payments then due as if such Scheduled Payments were due on the date of such calculation) and (3) having a scheduled date for receipt of its last Scheduled Payment that is no later than the scheduled date for receipt of the last Scheduled Payment of the Receivable being so replaced or (Y) repurchase in cash delivered to the Purchaser as aforesaid, in an amount equal to the sum of the Discounted Receivables

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Balance plus any past-due Scheduled Payments then due on such Receivable, as if such Scheduled Payments were due on the date of such repurchase or (Z) in the case of a claim by a [*] under clause (ii) of the definition of Breach, satisfy the claim of such [*] as evidenced by a general release, receipt or other documentation signed by such [*]. Any Receivable being replaced or repurchased under this paragraph shall cease to be a “Receivable” hereunder. In the event that the Purchaser does not provide a waiver as described above, as long as the Seller timely complies with its obligations under this paragraph, no Event of Default shall occur as a consequence of any Breach.
          (n) Marking of Sales. The Seller shall clearly and unambiguously mark its accounting records evidencing the Receivables transferred on the Closing Date and each Purchase Date with a legend stating that such Receivables have been sold or contributed to Purchaser in accordance with this Agreement.
          (o) Cooperation with Securitization. The Seller agrees that, in connection with any securitization transaction entered into by the Class A Noteholder relating to the Transferred Assets, if requested, it will obtain an opinion of counsel with respect to true sale matters relating to the sale of Receivables from the Claimants to the Seller under the form of Settlement Purchase Agreement attached hereto as Exhibit C, such opinion to be in form and substance reasonably satisfactory to the Class A Noteholder.
          SECTION 5.02. Negative Covenants of the Seller. From the date hereof until the Termination Date, without the written consent of the Purchaser:
          (a) No Liens. The Seller will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on, any Transferred Asset, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in and to the Transferred Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.
          (b) Extension or Amendment of Receivables. The Seller will not extend, amend or otherwise modify (or consent to any such extension, amendment or modification of) the terms of any Receivable or rescind or cancel, or permit the rescission or cancellation of, any Receivable, except as ordered by a court of competent jurisdiction or other Governmental Authority.
          (c) Change in Credit Policy Manual. The Seller will not make, or consent or fail to object to, any change in the Credit Policy Manual which change could be reasonably likely to impair or delay the collectibility of any Receivable or result in a deterioration in the creditworthiness of the Obligors or Settlement Annuity Providers generally. Upon any change in the Credit Policy Manual, the Seller will promptly forward a copy of the same to the Purchaser and the Class A Noteholder(s).
          (d) Deposits to Lockbox Accounts, the Payment Account. The Seller will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to the Lockbox Account or the Payment Account, cash or cash proceeds other than Collections of Transferred Assets (except for any amounts received in respect of Split Payments); provided, that, to the extent any such other amounts are so deposited on any date, it shall not constitute a breach hereunder if such other funds are removed from the Lockbox Account within two (2) Business Days after such amounts were so deposited in such Lockbox Account.
          (e) Receivables Not To Be Evidenced by Promissory Notes. The Seller will take no action to cause any Receivable to be evidenced by any “instrument” (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement.
          (f) Change in Name. The Seller will not make any change to its name, principal place of business, limited liability company structure or location of books and records or use any tradenames, fictitious names, assumed names or “doing business as” names unless at least thirty (30) days prior to the effective date of any such name change, change in principal place of business, change in limited liability company structure, change in location of its books and records, or change in trade or fictitious names, the Seller notifies the Purchaser and the Master Servicer and delivers to the Purchaser such financing statements (Forms UCC-1 and UCC-3) which the Purchaser may request to reflect such name change, location change, change in limited liability company structure or fictitious name change or use, together with such other documents and instruments that any such Person may reasonably request in connection therewith and has taken all other steps to ensure that the Purchaser continue to have a first priority, perfected ownership or security interest in the Transferred Assets.
          (g) Merger. The Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:
          (i) the Person formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and such entity shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Purchaser, in form reasonably satisfactory to the Purchaser the performance of the Seller hereunder and (Y) the Seller shall have delivered to Purchaser an officer’s certificate and an opinion of counsel each in form reasonably satisfactory to Purchaser and stating that such consolidation, merger, conveyance or transfer complies with this Section 5.02(g) and that all conditions precedent herein provided for relating to such transaction have been complied with; and
          (ii) the corporation, limited partnership or limited liability company formed by such consolidation or into which the Seller is merged or which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall have all licenses and approvals to perform its obligations hereunder and under the other Transaction Documents to which the Seller is a party, except to the extent the failure to have any such license would not have, and could not reasonably be expected to have, a Material Adverse Effect.

          (h) Change in Lockbox Accounts and Instructions to Obligors and Settlement Annuity Providers. The Seller will not add or terminate any institution as a Lockbox Bank or terminate or substitute any Lockbox Account, except as otherwise permitted hereunder or the Trust Agreement. The Seller will not instruct any Obligor or Settlement Annuity Provider to remit, or consent to any applicable Claimant’s or Obligor’s instructions to remit or remittance of, Collections to any Person, address or account other than the Lockbox Account or the Payment Account.
          (i) Purchase Commitment Period Exclusivity. Until the Purchase Termination Date, the Seller will not, and will cause its Affiliates to not, directly or indirectly, finance, factor, offer or sell Receivables with respect to Life Contingent Structured Settlements which have been originated by it (or any of its Affiliates) to any Person other than the Purchaser; provided that, to the extent (1) any Receivables are not Eligible Receivables or cannot be purchased hereunder due to the application of the concentration limits set forth in Section 2.05, such Receivables may be sold to other Persons or (2) the Purchaser fails to Purchase Eligible Receivables on two consecutive occasions as and when required hereunder due, directly or indirectly, to a failure of the Class A Noteholders to make required advances under the Class A Note, this Section 5.02(i) shall cease to be applicable.
          (j) Change of Control of the Seller. Without the consent of the Purchaser and the Trustee (acting at the direction of the Controlling Noteholder pursuant to the Note Purchase Agreement), the Seller shall not become subject to any event, transaction or occurrence that causes Imperial Holdings, Inc., a Florida corporation, to cease to (i) own, directly or indirectly, at least 80% of the outstanding voting equity of the Seller on a fully diluted basis or (ii) have Control over the Seller.
ARTICLE VI
ADMINISTRATION AND COLLECTION
          SECTION 6.01. Servicing of Receivables. From and after the Purchase of any Receivable by the Purchaser from the Seller, the Purchaser (or its designees or assignees, including the Master Servicer) shall have the sole right to service, administer and monitor the Receivables and the Seller shall cease to have any rights whatsoever in connection with such Receivables constituting Transferred Assets. In addition to the delivery of electronic copies of the Applicable Records via secure FTP site to the Purchaser (and/or the Master Servicer on its behalf) within two (2) Business Days of any transfer pursuant to Section 2.04(b), within two (2) Business Days following each Purchase Date, the Seller shall deliver to the Back-Up Servicer all Records relating to Receivables transferred to the Purchaser on such Purchase Date, to be held by the Back-Up Servicer pursuant to terms and provisions of the Back-Up Servicing Agreement; provided, that the Seller shall also deliver all books and records relating to the Receivables and Related Assets as shall be reasonably requested, from time to time, by the Back-Up Servicer or Controlling Noteholder (or any of their agents or assigns) to the Controlling Noteholder (or the agent or assign so designated by the Back-Up Servicer or Controlling Noteholder, as applicable, including but not limited to the Master Servicer) promptly after each such request, and shall take such other action as shall be reasonably requested by the Back-Up Servicer or Controlling Noteholder (or such agents or assigns) to further evidence such assignment or to assist in the servicing, monitoring, collecting and administering the Receivables and Related Assets sold hereunder.
          SECTION 6.02. Responsibilities of the Seller. Anything herein to the contrary notwithstanding:
          (a) Subject to the allocation of the obligations in respect of Split Payments pursuant to Sections 4.02(b) and 5.01(f), (i) the Seller shall perform all of its obligations under the Settlement Purchase Agreements related to the Receivables and Related Assets sold or contributed (directly or indirectly) by it hereunder with the same standard of care as it would exercise for assets maintained for its own account, and the exercise by the Purchaser (or any of its assignees) of its respective rights hereunder shall not relieve the Seller from such obligations and (ii) the Purchaser and its assignees shall have no obligation or liability with respect to any Receivable or related Settlement Purchase Agreement, nor shall the Purchaser or any such assignee be obligated to perform any of the obligations of the Seller thereunder.
          (b) The Seller shall, upon the request of the Purchaser or any of its respective assigns, deliver to such Person, as directed, all Records that evidence or relate to the Receivables and Related Assets conveyed to the Purchaser under this Agreement.
          SECTION 6.03. Further Action Evidencing Purchases. (a) The Seller agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and use commercially reasonable efforts, to perfect, protect or more fully evidence the Purchaser’s interests in the Transferred Assets, or to enable the Purchaser (or any agent or designee of any of the foregoing) to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Seller will (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments and notices, as may be necessary or appropriate or as the Purchaser or any of its assigns, may reasonably request, (ii) without limiting the foregoing, mark its master data processing records evidencing the Receivables included in the Transferred Assets and the related Settlement Purchase Agreements with a legend indicating that such assets have been sold or transferred to the Purchaser and (iii) indicate on its financial statements that such Receivables have been sold or transferred to the Purchaser pursuant to this Agreement.
          (b) If the Seller fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, the Purchaser (or any assignee thereof) may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the Seller shall indemnify the Purchaser (or any such assignee) for its reasonable costs and expenses incurred in connection therewith upon written demand (which demand shall itemize such expenses in reasonable detail).

ARTICLE VII
INDEMNIFICATION
          SECTION 7.01. Indemnities by the Seller. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, but without duplication, the Seller hereby agrees to indemnify the Purchaser and all officers, directors, agents and employees of the foregoing (each of the foregoing Persons being individually referred to herein as an “Indemnified Party”) from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements, awarded against or incurred by any Indemnified Party primarily resulting from any of the following (collectively, the “Indemnified Losses”, and each an “Indemnified Loss”), other than any such Indemnified Loss (x) constituting recourse for Receivables which are uncollectible for credit reasons or (y) which arise solely from the gross negligence or willful misconduct of the affected Indemnified Party:
     (i) the sale or transfer of any Receivable that is not an Eligible Receivable on the date of such sale or transfer to the Purchaser pursuant hereto;
     (ii) any representation or warranty made in writing by or on behalf of the Seller or any of its officers under or in connection with this Agreement, any Transfer Report or any other information or report delivered by the Seller or by the Master Servicer with respect to the Seller or the Transferred Assets (to the extent based on information provided by the Seller) pursuant to this Agreement, which shall have been false, incorrect or misleading in any material respect when made;
     (iii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement, or any agreement executed in connection with this Agreement or with any applicable Requirements of Law, with respect to any Receivable, the related Settlement Purchase Agreement or the Related Assets, or the nonconformity of any Receivable, the related Settlement Purchase Agreement or the Related Assets with any such applicable Requirements of Law;
     (iv) the failure to vest and maintain vested in the Purchaser or to transfer to the Purchaser, legal and equitable title to, and first priority perfected ownership of, the Receivables, Related Assets and other Transferred Assets which are, or are purported to be, sold or otherwise transferred by the Seller hereunder, free and clear of any Lien (other than Permitted Liens);
     (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, Related Assets and other Transferred Assets which are, or are purported to be, sold or otherwise transferred by the Seller hereunder, whether at the time of any Purchase or at any subsequent time;

     (vi) the failure by the Seller to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;
     (vii) the failure of the Seller to pay when due any sales taxes or other governmental fees or charges imposed in connection with the transfer of the Transferred Assets hereunder;
     (viii) the failure of the Seller or any of its agents, employees or representatives to remit to the Purchaser, Collections of Transferred Assets remitted to the Seller or any such agent, employees or representatives in accordance with the terms hereof;
     (ix) the failure of the Transfer Orders and any related stipulations to permit the further transfer of the Scheduled Payments in respect to any Receivables to successors and assigns; and
     (x) the assignment by a Claimant or the Seller of the rights to Scheduled Payments (or any portion thereof) under a Settlement Agreement in contravention of an anti-assignment provision in such Settlement Agreement that prohibits the transfer of the rights to such Scheduled Payments (or any such thereof); provided, however, that no amount shall be paid in satisfaction of such an Indemnified Loss until a court with appropriate jurisdiction has issued a final non-appealable order holding that such anti-assignment clause is valid.
     Notwithstanding the foregoing, in the case of an event described above that relates to the transfer of a Receivable to Purchaser that is, or is required to be, repurchased by Seller under Section 5.01(m), the term “Indemnified Losses” shall only include transaction expenses and reasonable and documented attorney’s fees to the extent the Seller complies with its obligations under Section 5.01(m). The agreements of the Seller contained in this Section 7.01 shall survive the Termination Date and the termination of this Agreement. In addition, in no event shall Indemnified Losses include any consequential, special or punitive damages.
ARTICLE VIII
MISCELLANEOUS
          SECTION 8.01. Waivers; Amendments. No failure or delay on the part of the Purchaser or the Seller (or any assignee thereof) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Seller and the Purchaser. The Seller acknowledges that pursuant to the Trust Agreement, the Purchaser will not be permitted to enter into any amendment to this Agreement without the approval of the Trustee.

          SECTION 8.02. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing and shall be given to the other party at the following address or at such other address as such party may hereafter specify for the purposes of notice to such party:
If to the Seller:
Washington Square Financial, LLC
701 Park of Commerce Blvd., Ste. 301
Boca Raton, FL 33487
Attention: Antony Mitchell
Facsimile:
E-mail:
If to the Purchaser:
Contingent Settlements I, LLC
701 Park of Commerce Blvd., Ste. 301
Boca Raton, FL 33487
Attention: Antony Mitchell
Facsimile:
E-mail:
If to the Master Servicer:
Portfolio Financial Servicing Company
2121 S.W. Broadway, Suite 200
Portland, OR 97201
Attn: John Enyart
Facsimile:
E-mail:
If to the Trustee:
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration, c/o James Lawlor
Facsimile:
E-mail:
          Each such notice or other communication shall be effective (i) if given by mail, three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (ii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iii) if given by any other means, when received at the address specified above.
          SECTION 8.03. Effectiveness; Binding Effect; Assignability.
          (a) This Agreement shall become effective on the Closing Date and shall, from and after such date, be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and permitted assigns. The Seller may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Purchaser. No provision of this Agreement shall in any manner restrict the ability of the Purchaser to assign, participate, grant security interests in, or otherwise transfer any of their rights or remedies hereunder.
          (b) The Seller hereby acknowledges that, pursuant to the Trust Agreement, the Purchaser will grant to the Trustee (on behalf of the Noteholders) a security interest in all of the Purchaser’s right, title and interest in, to and under this Agreement, including, without limitation, (i) the right of the Purchaser, at any time, to enforce this Agreement against the Seller and (ii) the right, at any time, to give or withhold consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement. Furthermore, the Purchaser may from time to time assign its right, title and interest in, to and under this Agreement as described above to one or more assignees. Accordingly, the Seller hereby agrees that, until the later of the date of the termination of the Trust Agreement and the date on which all obligations of the Purchaser thereunder have been satisfied, the Trustee, and, to the extent set forth in the Transaction Documents, any other such assignee of the Purchaser, shall have the right to enforce this Agreement and to exercise directly all of the Purchaser’s rights and remedies under this Agreement to the same extent as the Purchaser, in each case with respect to the Transferred Assets or other rights of the Purchaser that have been pledged or assigned thereto, regardless, in the case of the Trustee, of whether or not the Purchaser is in default under any Transaction Document. The Seller further agrees to send to the Trustee and the Master Servicer (and, upon written request from the Purchaser, to any other such assignee) a copy of each notice, financial statement and certificate required to be given by the Seller to the Purchaser hereunder. The Purchaser and the Seller hereby acknowledge and agree that the Trustee is relying, and any such other assignee of the Purchaser may rely, on the terms and provisions set forth in this Agreement in entering into the Trust Agreement, the Note Purchase Agreement and the other Transaction Documents. The Seller hereby expressly acknowledges the terms and conditions of the Transaction Documents.
          (c) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date; provided, however, that (i) the indemnification and payment provisions of Article VII and Section 8.05 and (ii) the provisions of Sections 4.04, 5.01(m), (o), and 8.08, shall, in each case, be continuing and shall survive any termination of this Agreement.
          SECTION 8.04. GOVERNING LAW; WAIVER OF JURY TRIAL.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF GEORGIA.
          (b) EACH OF THE SELLER AND THE PURCHASER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN EITHER OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR

INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.
          SECTION 8.05. Costs and Expenses. In addition to the rights of indemnification under Article VII hereof, the Seller agrees to pay the Purchaser (and its agents and assignees) within thirty (30) days after demand all reasonable out-of-pocket costs and expenses (including without limitation, reasonable counsel fees and expenses) in connection with the enforcement of the covenants, agreements, liabilities and obligations of the Seller under this Agreement.
          SECTION 8.06. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. A signature page sent to the Purchaser or its counsel by facsimile or other electronic means (including in portable document format (.pdf)) shall be effective as an original counterpart signature. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
          SECTION 8.07. Purchase Termination. (a) The agreement of the Seller to sell Receivables and Related Assets hereunder shall terminate on the Purchase Termination Date.
          (b) Notwithstanding any such termination described under paragraph (a) above, all other provisions of this Agreement shall remain in full force and effect as provided in Section 8.03.
          SECTION 8.08. No Proceedings. The Seller hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any proceeding of the type referred to in the definition of “Insolvency Event” in the Trust Agreement, so long as there shall not have elapsed two (2) years and one (1) day since the last day on which any amounts owing under the Trust Certificates (as defined in the Trust Agreement) shall have been indefeasibly paid in full in cash. The foregoing shall limit the rights of the Seller under any and all agreements it may have with the Purchaser but shall not limit the right of the Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against the Purchaser by any Person other than the Seller or any Affiliate thereof. The provisions of this Section 8.08 shall survive the termination of this Agreement.
          SECTION 8.09. Entire Agreement. This Agreement, together with the other Transaction Documents, including the exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WASHINGTON SQUARE FINANCIAL, LLC, as the Seller
By:
Name:
Title:

CONTINGENT SETTLEMENTS I, LLC, as the Purchaser
By:
Name:
Title:

Signature Page Purchase and Contribution Agreement

SCHEDULE I
Seller’s Location of Records
701 Park of Commerce Blvd., Ste. 301, Boca Raton, FL 33487

SCHEDULE II
ERISA Matters
none

SCHEDULE III
Lockbox Banks; Lockbox Accounts;
Lockbox Numbers

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
SCHEDULE IV — ELIGIBLE RECEIVABLE
“Eligible Receivable” means a Receivable with respect to which each of the following is true on its Purchase Date:
(a)	such Receivable was originated in the ordinary course of business of the Seller in accordance with the Credit Policy Manual.
(b)	such Receivable has not been, at any time, required to be written off pursuant to the Credit Policy Manual.
(c)	such Receivable has not had any of its provisions waived, amended, altered or modified (provided, that if a Settlement Annuity Provider is late with a Scheduled Payment, the deadline for such Scheduled Payment may be extended if such extension (i) does not have a material adverse effect on the amount of such Scheduled Payment, (ii) does not extend the due date for such Scheduled Payment beyond the date that is [*] ([*]) years after the related Purchase Date for such Receivable and (iii) is otherwise granted in accordance with the Credit Policy Manual).
(d)	the Seller has duly fulfilled all material obligations on its part to be fulfilled under or in connection with the origination, acquisition and assignment of such Receivable and has done nothing to impair the rights of the Purchaser in such Receivable or payments with respect thereto.
(e)	such Receivable was originated by the Seller without any fraud or material misrepresentation on its part, or, to its knowledge, on the part of the related Obligor or Settlement Annuity Provider.
(f)	such Receivable has been acquired by the Seller pursuant to a Settlement Purchase Agreement, and all conditions precedent to the purchase thereof by the Seller pursuant to such Settlement Purchase Agreement have been satisfied (or waived by the Seller, to the extent that (i) the Seller has added an explanatory “exception memo” to the Receivables File in respect of such waiver and (ii) such waiver is given by the Seller in accordance with customary industry practices and the Credit Policy Manual).
(g)	such Receivable is evidenced by a Settlement Agreement (or other documents certified by the Seller as being sufficient to evidence the material terms of the Settlement Agreement, in accordance with customary industry practices) and a Settlement Purchase Agreement substantially in the form of Exhibit C that, in each case, has been duly authorized and constitutes the genuine, legal, valid, binding and full recourse payment obligation of the parties thereto, enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.
(h)	such Receivable was not previously repurchased from another party by the Seller.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
(i)	the Seller has a good and marketable title in such Receivable (including the Related Assets) and the rights to receive Scheduled Payments in respect of such Receivable (except the portion(s) of any such Scheduled Payments which constitute Split Payments that are payable pursuant to the Settlement Purchase Agreement to the related Claimant), free and clear of all Liens other than Permitted Liens and the representations and warranties with respect to such Receivable in Section 4.02 are true and correct in all material respects.
(j)	after giving effect to any sale hereunder, the Purchaser shall have a good and marketable title in each purchased Receivable and its Related Assets (except the portion(s) of any such Scheduled Payments which constitute Split Payments that are payable pursuant to the Settlement Purchase Agreement to the related Claimant), and shall be the sole owner thereof and shall have the full right to grant a security interest therein in favor of the Purchaser, free and clear of any Liens other than Permitted Liens.
(k)	such Receivable does not contain any confidentiality provision that would materially restrict the ability of the Purchaser to exercise its rights with respect to such Receivable.
(l)	excluding any Initial Scheduled Payments, such Receivable is not a Delinquent Receivable on the relevant Purchase Date.
(m)	the last Scheduled Payment on such Receivable is scheduled to occur no more than [*] ([*]) years after the date on which such Receivable was purchased by the Seller.
(n)	such Receivable did not result from a class action lawsuit.
(o)	the Settlement Agreement related to such Receivable evidences a contractual settlement of a wrongful death claim, wrongful imprisonment claim or a personal injury claim (relating to personal physical injuries or the physical sickness of the related Claimant) and the related contractual obligation of the Obligor or Eligible Annuity Provider thereunder, and the Claimant’s assignment of its rights under the Settlement Purchase Agreement to the Seller does not constitute an assignment of a right represented by a judgment within the meaning of Section 9-109 of the UCC of any applicable jurisdiction.
(p)	in respect of which the underlying Settlement Agreement does not arise under, and is not subject to, any workmen’s compensation statute as in effect in any applicable state or other jurisdiction unless such claims are permitted to be assigned pursuant to a Transfer Statute.
(q)	such Receivable is payable in Dollars, and payments thereon will be made without deduction or withholding for federal income tax.
(r)	Records exist with respect to such Receivable that contain at all times each item listed in the definition of Records, copies of the Applicable Records have been delivered to

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
the Purchaser (and/or the Master Servicer on its behalf) at the time such Receivable is purchased by the Purchaser hereunder.
(s)	all information set forth as to such Receivable in the related Transfer Report is complete, true and correct in all material respects and such Receivable has not been paid in full, satisfied, subordinated or rescinded.
(t)	such Receivable has no related guaranty, letter of credit providing support for the related Scheduled Payments, or collateral security therefor, other than any guaranty, letter of credit or collateral security that has been assigned by the Claimant to the Seller, and from the Seller to the Purchaser hereunder.
(u)	the documents, instruments, agreements and orders consisting of the Records, evidencing, securing and/or guaranteeing such Receivable, together with such Receivable, are in full force and effect and constitute the legal, valid and binding obligation of each related Obligor, Settlement Annuity Provider and/or guarantor thereof enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity; provided, that the related Obligor or Settlement Annuity Provider to such Receivable, at the time that such Receivable was initially conveyed hereunder, is not in bankruptcy.
(v)	the Discounted Receivable Balance of such Receivable at the time of purchase hereunder does not exceed $[*].
(w)	the Transfer Order in respect of such Receivable shall (i) approve the transfer of the Scheduled Payments from the Claimant to the Originator, and (ii) direct the related Obligor or Settlement Annuity Provider (for itself or on behalf of the related Obligor) to remit all Scheduled Payments on such Receivable to the order of the Trust Depositor at the Lockbox Account (unless waived by the Purchaser and the Master Servicer).
(x)	the Claimant related to such Receivable is a U.S. resident or a U.S. citizen and, if a related Obligor or Settlement Annuity Provider has any continuing payment obligations under such Receivable, such Obligor or Settlement Annuity Provider is domiciled in the United States.
(y)	the Obligor of such Receivable is not the federal government of the United States of America.
(z)	the Obligor of such Receivable has entered into a Settlement Annuity Contract with an Eligible Annuity Provider in order to fund its obligations under the related Settlement Agreement, and such Eligible Annuity Provider is not an affiliate of the Seller.
(aa)	the conveyance of such Receivable (and the Related Assets) from the Seller to the Purchaser hereunder does not violate the terms or provisions of any agreement to which the Seller is a party or by which it is bound, provided, however, that where a Transfer Statute permits assignability of Receivables, any restrictions on transfer of a Receivable contained in a related Settlement Agreement shall not be deemed to be violated if a Transfer Order has been obtained by the Seller.
(bb)	as to which neither the related Transfer Order nor any stipulation or consent relating to such Receivable purports to prohibit or otherwise restrict the ability of the Claimant or Seller to sell, assign, pledge, or otherwise encumber the Claimant’s or Seller’s right to receive Scheduled Payments in respect thereof; provided, that it shall not be deemed a prohibition, restriction or a purported restriction if the Transfer Order, stipulation or consent specifies that (i) payment should be made by the Obligor or Settlement Annuity Provider only to the order of the Trust Depositor at the Lockbox Account or (ii) in the event that Claimant or Seller attempts to transfer their rights to receive Scheduled Payments, neither the Settlement Annuity Provider nor the Obligor is obligated to honor such transfer.
(cc)	such Receivable, the Related Assets, the origination by the Seller, and the purchase thereof by the Purchaser comply with Applicable Laws and the sale of such Receivable by the Seller and any assignee thereof does not violate any Applicable Law.
(dd)	the conveyance of such Receivable and Related Assets from the Seller to the Purchaser hereunder is not subject to any tax, fee or governmental charge payable by the Purchaser (or, to the Seller’s knowledge, any other Person) to any federal, state or local government, other than filing fees in connection with the perfection of the security interests created under the Transaction Documents or other fees or charges which have already been paid in a timely manner by the Seller.
(ee)	the sale and transfer of such Receivable by the Claimant to the Seller and from the Seller to the Purchaser (i) does not require notice to the related Obligor or Settlement Annuity Provider, or such notice has been given, and (ii) has been approved pursuant to a Transfer Order that is in full force and effect and has been sent to the relevant Obligor and Settlement Annuity Provider and as to which there is no pending appeal.
(ff)	to the Seller’s knowledge, such Receivable and/or the related Obligor and Settlement Annuity Provider are not subject to any asserted or threatened default, dispute, litigation, or counterclaim at the time of the sale to the Purchaser and are not subject to any defense (including the defense of usury), rescission, reduction or offset.
(gg)	neither the Obligor, Settlement Annuity Provider nor the Claimant related to such Receivable is subject to a bankruptcy, insolvency or receivership proceeding; provided that, the related Claimant may be subject to a bankruptcy, insolvency or receivership proceeding, so long as (i) the bankruptcy court having jurisdiction over such Claimant has approved the transfer of such Receivable by such Claimant to the Seller, lifted the stay with respect to such Receivable or determined that the Scheduled Payments in respect of such Receivable are not included in the bankruptcy

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
estate of such Claimant and (ii) the Seller has procured a Transfer Order with respect to the transfer of such Receivable.
(hh)	the Claimant related to such Receivable has not, at any time preceding the sale of such Receivable to the Seller pursuant to the related Settlement Purchase Agreement, been rejected or denied for material, non-technical reasons (e.g., fraud, misrepresentation, personal problems uncovered in the diligence process) by the Seller or, to Seller’s knowledge, any other originator of structured settlements, in such Claimant’s attempt to sell its interest (or any portion thereof) in either (i) the related Settlement Agreement or (ii) any other structured settlement or related annuity.
(ii)	as of the related Purchase Date, the Claimant related to such Receivable is not deceased.
(jj)	the Mortality Rating of the Claimant related to such Receivable does not exceed [*]%.
(kk)	the Medical Authorizations executed and delivered to the Seller by the Claimant related to such Receivable are sufficient to ensure that the Seller and its assigns (including the Purchaser and the Servicer) shall be in compliance with all federal, state and local privacy laws that regulate or otherwise govern the procurement, safeguarding and disclosure of the health and other information described in such Medical Authorizations.
(ll)	the underwriting performed by the Approved Medical Underwriter in respect of the Claimant related to such Receivable, as documented in the Medical Underwriting Report, was carried out in accordance with the Agreed Underwriting Procedures.
(mm)	the Claimant related to such Receivable is not a quadriplegic or paraplegic.
(nn)	there are no proceedings pending or, to the Seller’s knowledge, threatened (i) asserting insolvency of the Settlement Annuity Provider of such Receivable, or (ii) wherein the Obligor or related Settlement Annuity Provider of such Receivable or any Governmental Authority has alleged that such Receivable or any of the Related Assets is illegal or unenforceable.
(oo)	such Receivable has not been determined by a court of competent jurisdiction to be an executory contract subject to rejection by the related Obligor or Settlement Annuity Provider under Section 365 of the Bankruptcy Code.
(pp)	solely if the related Claimant was married and lived in or was a resident of a Community Property State on the date on which such Settlement Agreement was entered into and is no longer married to such person, (A) a court having jurisdiction has determined (as evidenced by appropriate orders or a divorce decree issued thereby) that such former spouse has no rights in, to or under the related Receivable, (B) such former spouse has executed an agreement waiving or relinquishing all rights, in, to and under such Receivable or consenting to the sale of such Receivable or (C)

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
such former spouse has executed a property settlement or similar agreement, pursuant to which such former spouse agrees that it has no rights, in, to and under such Receivable.
(qq)	such Receivable is a “payment intangible” (and is not evidenced by any “chattel paper” and does not constitute a “commercial tort claim” or “an interest in or an assignment of a claim under a policy of insurance”) within the meaning of the UCC (unless settlement claims or obligations under annuity contracts are excluded from the scope of the UCC under §9-109 of the relevant UCC).
(rr)	a Transfer Order relating to such Receivable shall have been obtained in the jurisdiction in which the related Claimant was domiciled at the time of the transfer of such Receivable from the Claimant to the Seller, or if such jurisdiction did not at such time have a Transfer Statute, in the jurisdiction in which either (1) the applicable obligor obligated to make payments under the related Settlement Agreement was domiciled at such time, (2) the original claim giving rise to the related Settlement Agreement was adjudicated or (3) the annuity provider under the related Settlement Agreement was domiciled at such time.
(ss)	a “qualified order” (as defined in Section 5891 of the Internal Revenue Code) shall have been obtained by the Seller in respect of such Receivable, and all other applicable requirements of Section 5891 of the Internal Revenue Code have been satisfied with respect to such Receivable.
(tt)	if such Receivable is the subject of a Qualified Assignment or other assignment, the underlying Settlement Agreement releases all liable parties (other than the assignee) under the applicable Settlement Agreement from all liability pertaining thereto.
(uu)	with respect to such Receivable, the Seller has performed a check or search of the NASP Anti-Fraud Database, if available, relative to such Receivable and the related Seller, in the same manner that a reasonably prudent acquirer of Receivables would do if such acquirer were acquiring such Receivables for its own account and has cleared any “hits” arising from such search of the NASP Anti-Fraud Database.
(vv)	the Claimant related to such Receivable shall have an annual income (regardless of the source of such income or whether such income is taxable or tax-exempt) in an aggregate amount greater than $[*], or shall have otherwise satisfied the Seller that it has sufficient income in accordance with the Credit Policy Manual.
(ww)	if the Person receiving the related Scheduled Payments for such Receivable is not the Claimant, then the Claimant has granted to such Person a valid power of attorney with respect to such Receivable or such Person is the legal guardian of the Claimant.
(xx)	the Claimant related to such Receivable was at least twenty-one (21) years of age at the time such Receivable was transferred to the Seller.

(yy)	the Claimant related to such Receivable has represented to Seller that such Claimant had the capacity and competency (legal and otherwise) to enter into the related Settlement Purchase Agreement and Settlement Agreement.
(zz)	if there is more than one Claimant related to such Receivable, each Claimant must satisfy the foregoing requirements.

EXHIBIT A
Form of Transfer Report
See Attached

Contingent Settlements I, LLC as Purchaser
Washington Square Financial, LLC as Seller
Transfer Report
Purchase Date: XX/XX/XX

						High		Nominal								Annuity	Annuity
			Claimant			Mortality		Value of	Dates of		Mortality		Obligor	Obligor		Provider	Provider
			Tobacco		Claimant	Sensitive	Claimant	Assigned	Assigned	Discounted	Stressed		S&P	Moody’s		S&P	Moody’s			Non-Adjusted
Deal Form	Cutomer	Claimant	User?	Claimant	State of	Receivable?	Mortality	Scheduled	Scheduled	Receivables	Receivables		Credit	Credit		Credit	Credit	Discount	Cash Purchase	Holdback
ID	Mailing ID	Date of Birth	(Yes or No)	Gender	Residence	(Yes or No)	Rate	Payments	Payments	Balance	Balances	Obligor	Rating	Rating	Annuity Provider	Rating	Rating	Rate	Price	Amount

							Total	$0.00		$0.00	$0.00								$0.00	$0.00

EXHIBIT B
Form of Settlement Purchase Agreement

ABSOLUTE SALE AND SECURITY AGREEMENT
(THE “AGREEMENT”)
[Sign Date]”
I, [Customer Name]” , (“I”, “Me” or “Seller”) residing at [ADDRESS, CITY, STATE ZIP]” am entitled to [Periodic Payments]” (the“ Periodic Payments”), which I am receiving as a result of the settlement of a personal injury claim. The terms of the settlement are set forth in an agreement (the “Settlement Agreement”). The Periodic Payments are due to Me from [OBLIGOR] (the “Settlement Obligor”). The Settlement Agreement provides for the Periodic Payments to be paid to Me through an annuity issued by [ISSUER] (the “Annuity Issuer), bearing Annuity Contract Number [CONTRACT NUMBER]” .
A. I agree to sell and transfer to Washington Square Financial, LLC dba Imperial Structured Settlements (“You “or “Purchaser”) all of my rights to and interest in the following payments, which I am due to receive under the Settlement Agreement:
          [PAYMENT STREAM]” (the “Settlement Payments”)
In consideration for selling and transferring to You my rights to receive these payments, You shall pay Me the sum of: $[GROSS PURCHASE PRICE]” (the “Purchase Price”).
B. I hereby make the following unconditional representations, warranties and promises:
1.	No one other than Me has any interest or claim of any kind or nature in, to or under the Settlement Payments.

2.	I am not indebted to anyone that would in any way affect either the sale and transfer of the Settlement Payments referenced above or Purchaser’s absolute rights to receive the Settlement Payments.

3.	I agree to conduct my affairs so as to ensure that You receive the Settlement Payments exactly as described in Paragraph A above.
C. I understand and agree that I will be in breach of this Agreement if:
1.	Any of the representations set forth in Paragraphs B (1) and B (2) at any time turn out to be untrue.

2.	I fail to perform the promise set forth in Paragraph B (3) above.

3.	Either the Settlement Obligor or the Annuity Issuer refuses or fails to make any one or more of the Settlement Payments as a result of any act by Me, my estate, my representatives, or any of my heirs.

4.	I fail to promptly forward to You any of the Settlement Payments that might be received by Me from the Settlement Obligor or the Annuity Issuer after the sale and transfer to You has been completed.

5.	I fail to fulfill any other obligation of mine under this Agreement.

D. Your obligation to complete this transaction, and to pay Me the Purchase Price depends upon the following conditions being satisfied unless waived by You.
1.	You shall be satisfied, in Your sole reasonable judgment, that there are no claims or interests of any kind or nature that do or could affect rights to or interest in the Settlement Payments and/or prevent or interfere with Your receipt of the Settlement Payments on the dates and in the amounts described above Paragraph A, exactly in such amounts and at the times set forth therein.

2.	You have received a final non-appealable court order and/or a signed acknowledgment from Settlement Obligor and Annuity Issuer satisfactory to the Purchaser in its sole discretion (collectively referred to as the “Order”), which You, in Your sole judgment, consider sufficient to recognize, authorize, and provide for the transfer by sale of the Settlement Payments (which may continue to be made out to my name) to You, Purchaser, and to insure that the Periodic Payments due on or after the day of the Order will be forwarded directly to You.
E. Security Interest. Seller and Purchaser intend that the sale of the Settlement Payments referenced above shall constitute a “sale” from the Seller to the Purchaser under applicable law, which sales are absolute and irrevocable and provide the Purchaser with all indicia and rights of ownership of the Settlement Payments. Neither the Seller nor the Purchaser intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Purchaser to the Seller secured by the Settlement Payments. If, notwithstanding the intention of the parties expressed above, any sale by the Seller to the Purchaser of the Settlement Payments shall be characterized as a secured loan and not a valid sale or absolute transfer or such sale or transfer shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law in the rights to and interest in payments due to Me under the Settlement Agreement which I am selling to You under this Agreement. This security interest secures payment of the rights sold by Seller to Purchaser and the performance of Seller’s obligations above. Seller authorizes Purchaser to direct any account debtor or obligor on an instrument, without limitation, Settlement Obligor or Annuity Issuer, to make periodic payments directly to Purchaser and as contemplated by the Uniform Commercial Code. Purchaser is authorized to file a UCC-1 Financing Statement to perfect Purchaser’s rights and the security interest intended to be created under this Agreement.
F. Except as otherwise required by applicable statutory law, this Agreement shall be governed by and interpreted in accordance with the law of the state of residence of the Seller on the date of this Agreement.
ARBITRATION
Any and all controversies, claims, disputes, rights, interests, suits or causes of action arising out of or relating to this Agreement and the negotiations related thereto, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association. The demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association offices in your state of residence. The arbitration shall be held in the largest city in your state of residence. The arbitration shall be held before a single arbitrator selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time that the demand for arbitration is filed. Discovery, specifically including interrogatories, production of documents and depositions shall be at the discretion of the arbitrator and to the extent permitted shall be conducted in accordance with, and governed by the Federal Rules of Civil Procedure.

A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event, shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations.
No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent of the parties hereto, containing a specific reference to this Agreement and signed by the entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to this Agreement, shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.
The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Such arbitrator shall identify the substantially prevailing party and shall include legal fees and expenses for the substantially prevailing party.
This provision does not apply to the extent inconsistent with applicable state law regarding the transfer of structured settlement payments. In such case any disputes between the parties will be governed in accordance with the laws of the domicile state of the payee and the domicile state of the payee is the proper venue
G. I hereby grant You an Irrevocable Power of Attorney with full powers of substitution to do all acts and things that I might do regarding the Settlement Payments, and any and all rights I have under the Settlement Agreement. I understand and intend that by doing so, I am giving You all of the power and right I currently have under the Settlement Agreement to endorse checks, drafts or other instruments, to alter, edit and change payment instructions and/or beneficiary designations, and/or to perform any other act in my name that in Your sole discretion as my Attorney-in-Fact is necessary or expedient for You to obtain all of the benefits of the bargain contemplated by this transaction. This power of attorney is coupled with an interest and shall survive my death or disability.
H. Payments Received by Party Other Than the Party Intended to Receive the Payments.
1.	If prior to the completion of the transfer provided for in this Agreement, I receive any of the Settlement Payments or any portion thereof, I understand and agree an equal amount shall be deducted from the Purchase Price, and the Purchase Price shall be reduced in the same amount as these payments, and that the terms of this Agreement regarding the payments to be assigned, shall be treated as amended to reflect for the adjusted amount.

2.	In the event You receive or otherwise come into possession of any of the Periodic Payment(s) or portion(s) thereof which are not included in the payments being absolutely sold to You pursuant to this Agreement, You agree to forward such amount(s) to Me at the address set forth above within seven (7) days of receipt of such amount(s).
I. You shall be entitled to, and are authorized by Me to discharge any liens or adverse claims against Me or any of the Settlement Payments, whether of not such adverse claims are disclosed, and You are further authorized by Me, provided You furnish prior written notice to Me, to pay any and all amounts necessary or if the Purchase Price has been deposited into an escrow account, to instruct the escrow agent to pay any and all amounts necessary to discharge such liens or other adverse claims. I understand and agree that any such amounts that You pay are payments You are making on my behalf and shall reduce the Purchase Price. Adverse claims may include disclosed amounts to be deducted by You from the Purchase Price to pay You, as servicer for Washington Square Financial, LLC dba Imperial Structured Settlements, to enable Me to obtain Washington Square Financial, LLC dba Imperial Structured Settlements’ release of its encumbrance on a portion of the Settlement Payments relating to a prior transfer transaction(s) that occurred before the enactment of the applicable statue (“Transfer Act”) regulating such transfers. I understand and acknowledge that the law currently in effect requires that such encumbrance be released in order to complete the transfer that is the subject of this Agreement.
J. This Agreement shall take effect on the date it is signed by Me (the Seller) or on such later date prescribed by applicable law.
K. All disclosure statements I receive from You in connection with this transaction are a material part of this Agreement and shall be considered part of the terms of this Agreement and shall be read as if the contents of the disclosure statement were set forth in full in the body of this Agreement.
L. I know that it will take some time for the Settlement Obligor and the Annuity Issuer to receive and process the court order once it is granted. I would like to receive the Purchase Price or a portion thereof as soon as possible thereafter. Accordingly, I hereby request Purchaser to pay Me a portion of the Purchase Price as soon as possible after the court order is granted and authorize Purchaser to hold in escrow an amount it deems necessary or advisable from the Purchase Price (the “Escrow Amount”) until all conditions precedent have been satisfied, including, without limitation, the receipt by Purchaser of the Settlement Obligor and the Annuity Issuer’s acknowledgment of the terms of the court order in writing and their agreement to honor and comply with same. At such time or earlier as Purchaser may determine, I understand that Purchaser will send the Escrow Amount to Me minus any Settlement Payments that the Annuity Issuer and/or Settlement Obligor sent to Me while the Settlement Obligor and the Annuity Issuer were processing the court order.
M. I have the right to cancel this Agreement, without penalty or further obligation, within the first three business days after the date the Agreement is signed, by providing You with written notice within three (3) day period, as provided for in Paragraph N.
N. All notices, demands, and other communications required or permitted under this Agreement must be made in writing, and delivered by hand, via the United States Post Office, Certified Mail, Return Receipt Requested, or by overnight delivery service, to You or Me as the recipient at the address set forth in the beginning of this Agreement and must be evidenced by a receipt showing time, date of delivery and the person receiving the delivery.
In witness whereof I hereunto set my hand.

[CUSTOMER NAME]”

STATE OF

COUNTY OR CITY OF

     On the                     day of                     , in the year                       before me, the undersigned, personally appeared [Customer Name]” personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary

My Commission expires on:
Accepted:
Washington Square Financial, LLC dba Imperial Structured Settlements

Title:
Date:

EXHIBIT C
Mortality Table

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Single Year Mortality Probability [*] ([*])

Age	Male (qx)	Female (qx)
0	[*]	[*]
1	[*]	[*]
2	[*]	[*]
3	[*]	[*]
4	[*]	[*]
5	[*]	[*]
6	[*]	[*]
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34	[*]	[*]
35	[*]	[*]
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39	[*]	[*]
40	[*]	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Age	Male (qx)	Female (qx)
41	[*]	[*]
42	[*]	[*]
43	[*]	[*]
44	[*]	[*]
45	[*]	[*]
46	[*]	[*]
47	[*]	[*]
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60	[*]	[*]
61	[*]	[*]
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63	[*]	[*]
64	[*]	[*]
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78	[*]	[*]
79	[*]	[*]
80	[*]	[*]
81	[*]	[*]
82	[*]	[*]
83	[*]	[*]
84	[*]	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Age	Male (qx)	Female (qx)
85	[*]	[*]
86	[*]	[*]
87	[*]	[*]
88	[*]	[*]
89	[*]	[*]
90	[*]	[*]
91	[*]	[*]
92	[*]	[*]
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100	[*]	[*]